Exhibit 10.7

Stanford Place II
7979 East Tufts Ave
Denver, CO 80237

PURCHASE AND SALE
AGREEMENT
dated
December 10, 2013
by and between
TIAA REALTY, LLC
SELLER
and
BEHRINGER HARVARD OPPORTUNITY OP II LP
PURCHASER

TABLE OF CONTENTS

SALE OF THE PROPERTY	1
1.1.Sale of Property. Seller agrees to sell, transfer and assign to Purchaser and Purchaser agrees to purchase, accept and assume from Seller, subject to and in accordance with the terms and conditions of this Agreement, all of the following (collectively, the “Property”):    1
1.2.No Representations. Except for Seller’s representations set forth in Article XIII or in the Closing Documents (as hereinafter defined) executed by Seller, Seller makes no express or implied representation or warranty with respect to the Property, and to the extent permitted by law, excludes and disclaims any statutory or other representations or warranties.    2
1.3.No Reliance. Purchaser agrees that except for Seller’s representations set forth in Article XIII or in the Closing Documents, executed by Seller, Purchaser is not relying on and has not relied on any statements, promises, information or representations made or furnished by Seller or by any real estate broker, agent or any other person representing or purporting to represent Seller but rather is relying solely on its own expertise and on the expertise of its consultants and on the inspections and investigations Purchaser and its consultants has or will conduct.    2
1.4.Acceptance of Deed. Purchaser hereby acknowledges and agrees that the acceptance of the Deed (as hereinafter defined) by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed under this Agreement except those, if any, which are herein specifically stated to survive delivery of the Deed. No agreement or representation or warranty made in this Agreement by Seller will survive the Closing and the delivery of the Deed, unless expressly provided otherwise.    2
1.5.“AS IS”. EXCEPT AS SPECIFICALLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, EXECUTED BY SELLER, PURCHASER AGREES (A) TO TAKE THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” AND (B) THAT NO REPRESENTATIONS OR WARRANTIES ARE MADE OR RESPONSIBILITIES ASSUMED BY SELLER AS TO THE CONDITION OF THE PROPERTY, AS TO THE TERMS OF ANY LEASES OR OTHER DOCUMENTS OR AS TO ANY INCOME, EXPENSE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PROPERTY, NOW OR ON THE CLOSING DATE. SUBJECT TO AND WITHOUT LIMITING PURCHASER’S RIGHTS UNDER ARTICLE IX, PURCHASER AGREES TO ACCEPT THE PROPERTY IN THE CONDITION EXISTING ON THE CLOSING DATE, SUBJECT TO ALL FAULTS OF

i

EVERY KIND AND NATURE WHATSOEVER WHETHER LATENT OR PATENT AND WHETHER NOW OR HEREAFTER EXISTING.    2
1.6.Seller Release from Liability. Except with respect to the Seller’s Representations or as otherwise expressly provided in this Agreement or in the Closing Documents, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims and shall not be liable or bound in any manner by, any and all warranties, guarantees, promises, statements, representations or information of whatever type or kind with respect to the Property, whether express, implied or otherwise, including warranties of fitness for a particular purpose, tenantability, habitability or use. Purchaser agrees that:    3
1.7.Purchaser’s Waiver of Objections. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any written disclosures or discovery made by Purchaser prior to the Closing shall constitute notice to Purchaser of the matter disclosed or discovered, and Seller shall have no further liability if Purchaser thereafter consummates the transaction contemplated hereby.    4
1.8.Survival. Seller and Purchaser have agreed upon the Purchase Price relating to the Property and other provisions of this Agreement in contemplation and consideration of Purchaser’s agreeing to the provisions of Sections 1.2, 1.3, 1.4, 1.5, 1.6, and 1.7, which Sections shall survive the Closing indefinitely and the delivery of the Deed and/or termination of this Agreement and shall not be deemed merged into the Deed or other documents executed and delivered by Purchaser or Seller, or both, at or in connection with Closing (the Deed together with such documents, the “Closing Documents”).    4

PURCHASE PRICE	4
2.1.Purchase Price. The purchase price is FIFTY-SIX MILLION and 00/100 DOLLARS ($56,000,000.00) (the “Purchase Price”). The Purchase Price, net to Seller without deduction, credit to Purchaser or expense to Seller, except as expressly provided otherwise in this Agreement, will have been deposited by Purchaser with Escrow Agent (as defined in Section 3.1, below) no later than the time of Closing by wire transfer of immediately available federal funds. No portion of the Purchase Price shall be allocated, nor attributable, to any items of personal property. The Purchase Price must be received by Seller by 3:00 P.M. (New York time) on a particular day in order for the Closing to be deemed to have taken place as of such date.    4

DEPOSIT AND OPENING OF ESCROW	5
3.1.Deposit. Within one (1) business day following the Effective Date and as a condition precedent to this Agreement becoming a binding agreement between the parties, Purchaser will deposit FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($500,000.00) (the “Initial Deposit”) with Fidelity National Title Insurance Company, having an office at 485 Lexington Avenue, 18th Floor, New York, New York 10017, Attention: Maribel Morales, Telephone: (212) 471-3819, Fax (212) 481-8747, Email: maribel.morales@fnf.com (“Escrow Agent”) by wire transfer of immediately available federal funds and will provide Escrow Agent with a fully completed form W-9 which provides Purchaser’s tax identification number. If Purchaser fails to deposit the Initial Deposit within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Initial Deposit, terminate this Agreement, in which event this Agreement shall be of no further force and effect and thereafter neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement. If Purchaser delivers to Seller a Notice of Approval (hereinafter defined) in accordance with Section 6.4, then on or prior to the date which is one (1) business day following expiration of the Due Diligence Period, Purchaser shall deposit an additional ONE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($1,500,000.00) with the Escrow Agent (the “Additional Deposit”) by wire transfer of immediately available federal funds. The Initial Deposit together with the Additional Deposit are herein collectively called the “Deposit”. The Deposit shall be non-refundable at the expiration of the Due Diligence Period, except as otherwise expressly set forth herein.    5
3.2.Interest Bearing. The Deposit shall be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Seller and reasonably acceptable to Purchaser. All interest and income on the Deposit will be remitted to the party entitled to the Deposit pursuant to this Agreement.    5
3.3.Application. If Closing occurs, the Deposit will be credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be delivered to the party entitled to the Deposit, as provided in this Agreement. In all events, the Deposit shall be held in escrow by Escrow Agent, in trust in accordance with the provisions of Article XIV.    5

CONDITIONS TO CLOSING	5
4.1.Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase the Property is expressly conditioned upon each of the following:    5
4.2.Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:    8
4.3.No Financing Contingency. It is expressly understood and acknowledged by Purchaser that this Agreement and Purchaser’s obligations hereunder are not contingent or conditioned upon obtaining a commitment for or closing any financing and the failure of Purchaser to obtain or close any financing for any reason whatsoever, shall not be a failure of condition to Purchaser’s performance hereunder. In addition, Seller will have no obligation to or privity with any lender to Purchaser.    9

THE CLOSING	9
5.1.Date and Manner of Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) will occur through an escrow with Escrow Agent, no later than 3:00 P.M. (New York, New York time) on January 23, 2014 (the “Closing Date”) or such earlier or later date as is agreed by the parties. Notwithstanding the foregoing, Seller and Purchaser shall each have the right to extend the Closing Date in order to obtain the Required Tenant Estoppel Certificates until the earlier to occur of (i) five (5) business days after the Required Tenant Estoppel Certificates have been delivered to Purchaser or (ii) thirty (30) days after the original Closing Date, by delivering written notice of such extension to the other party at least three (3) Business Days prior to the original Closing Date.    9
5.2.Closing. On the day prior to the Closing Date, Purchaser and Seller shall execute a settlement statement generated by Escrow Agent. Subject to satisfaction of the conditions to Closing set forth in Article IV hereof, on the Closing Date, Escrow Agent will (i) not later than 3:00 P.M. (New York, New York time) deliver the Purchase Price to Seller in the form of a wire transfer of immediately available funds, and (ii) release for recordation the Deed and such other documents as may be recorded.    9
5.3.Delay in Closing; Authority to Close. If Closing does not occur on or before the Closing Date, then unless on or before the Closing Date, Escrow Agent receives a written notice from both Purchaser and Seller to the contrary, Escrow Agent will deliver all monies and documents in accordance with the provisions of this Agreement.    9

DUE DILIGENCE PERIOD	9
6.1.Review and Approval of Documents and Materials. As of the Effective Date, Seller has made documents (i) which pertain to the Property, (ii) are located at the Property or are in any property manager’s office and (iii) are non-proprietary and not privileged, available at the Property for review and copying by Purchaser at Purchaser’s sole cost and expense (the “Property Documents”). The Property Documents include, to the extent available to Seller and applicable to the Property, the following:    9
6.2.Reliability of Information. The Property Documents and other information provided by Seller and/or its agents to Purchaser under the terms of this Agreement are for informational purposes only. Subject to Seller’s Representations (hereinafter defined), Purchaser (a) is not in any way entitled to rely upon the accuracy of the information within the Property Documents and other information provided by Seller and/or its agents and (b) Purchaser will rely exclusively on its own inspections and consultants with respect to all matters Purchaser deems relevant to its decision to acquire the Property. The provisions of this Section 6.2 shall survive the Closing and the delivery of the Deed.    10
6.3.Due Diligence Period. Purchaser will have through 5:00 P.M. (New York, New York time) on December 20, 2013 (the “Due Diligence Period”) to review the Property Documents and other materials pertaining to the Property and to conduct such studies, tests and inspections as it deems appropriate to analyze the feasibility of the acquisition and ownership of the Property and to determine, in Purchaser’s sole and absolute discretion, that the Property is suitable for acquisition by Purchaser.    10
6.4.Termination. If Purchaser determines in its sole and absolute discretion within the Due Diligence Period that, it wishes to acquire and own the Property in accordance with the terms of this Agreement, Purchaser shall provide written notice (“Notice of Approval”) to Seller and Escrow Agent prior to the expiration of the Due Diligence Period. If Purchaser fails to deliver a Notice of Approval prior to the expiration of the Due Diligence Period, Purchaser will be deemed to have elected to have terminated this Agreement pursuant to this Article VI and Escrow Agent shall refund the Deposit to Purchaser. If Purchaser provides Notice of Approval prior to the expiration of the Due Diligence Period, Purchaser will have no further right to terminate this Agreement, except as may be otherwise specifically provided for in this Agreement.    10
6.5.Service Agreements. On or prior to the expiration of the Due Diligence Period, Purchaser will advise Seller in writing of which Service Agreements Purchaser desires Seller to terminate at or prior to Closing (the “Terminated Service Agreements”). Following receipt of any such notice from Purchaser to Seller designating the Terminated Service Agreements, Seller shall, promptly after the expiration of the Due Diligence Period, send notices to the service providers of the Terminated Service Agreements requesting the termination of the Terminated Service Agreements as of the Closing. Seller shall pay any termination fees due with respect to the Terminated Service Agreements. At Closing, Purchaser shall assume: (i) the Terminated Service Agreements for any period between the Closing Date and the date of termination of the Terminated Service Agreements and (ii) all Service Agreements other than the Terminated Service Agreements. If Purchaser fails on or prior to the expiration of the Due Diligence Period to provide written notice to Seller as to the termination of any Service Agreement, Purchaser shall be deemed to have agreed to assume such Service Agreement.    10

INSPECTIONS	11

v

TITLE AND SURVEY	11
8.1.Title Documents. Seller has caused the Title Company (as hereinafter defined) to deliver to Purchaser a commitment for title insurance, effective as of August 30, 2013 (“Title Commitment”) for the Property from Fidelity National Title Insurance Company, having an office at 485 Lexington Avenue, 18th Floor, New York, New York 10017, Attention: Maribel Morales, Telephone: (212) 471-3819, Fax (212) 481-8747, Email: maribel.morales@fnf.com (the “Title Company”).    11
8.2.Survey. Purchaser has the Existing Survey, and within two (2) business days after the Effective Date, Purchaser will order any recertification of the Existing Survey that Purchaser has elected to obtain.    11
8.3.Title Objections. Purchaser will have until the date that is five (5) days prior to the expiration of the Due Diligence Period to examine title to the Property and the Existing Survey, and in Purchaser’s discretion to object, by delivery of a notice of objections to Seller, to any exceptions to title disclosed on the Title Commitment and to any matters disclosed on the Existing Survey (“Exceptions”). Upon receipt of such objections from Purchaser, Seller may, but is under no obligation to, remove or agree to remove the objectionable Exceptions, except Seller agrees to remove monetary liens created by, through or under Seller (but expressly excluding any mechanics liens created by tenants) provided Seller’s liability for removal of all such liens (except in the case of any mortgages or deeds of trust created by Seller) collectively shall be limited to $75,000 (“Monetary Lien Removal Obligation”). If Seller or Title Company does not (or does not agree to) remove or insure over (without payment of additional premium) the objectionable exceptions on or before the expiration of the Due Diligence Period, Purchaser may terminate this Agreement in accordance with Article VI. If Purchaser fails to terminate this Agreement, the Exceptions and all other matters otherwise affecting title to the Property, except those matters Seller has removed or agreed to remove, will constitute the “Permitted Exceptions”.    11
8.4.Title Updates. If any supplemental title report or update issued subsequent to the date of the Title Commitment contains exceptions (“New Exceptions”) other than those in the Title Commitment, Purchaser will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller on or before the date that is five (5) days following Purchaser’s receipt of such supplement or update. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions (except as provided in the Monetary Lien Removal Obligation), and the New Exceptions will be included as Permitted Exceptions. Seller will have not less than ten (10) days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such ten (10) day period and for five (5) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove the objectionable New Exceptions. If, within the ten (10) day period, Seller or Title Company does not (or does not agree to) remove the objectionable New Exceptions, then Purchaser may terminate this Agreement upon notice to Seller no later than five (5) days following expiration of the (10) day cure period. If Purchaser terminates this Agreement, the Deposit will be promptly returned to Purchaser, and the parties shall be released from all further obligations under this Agreement (except those that expressly survive termination of this Agreement). If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller and/or Title Company has removed or agreed to remove and except as provided in the Monetary Lien Removal Obligation) will be included as Permitted Exceptions.    12
8.5.Encumbrances. Subject to the Monetary Lien Removal Obligation, the existence of mortgages, liens, or other encumbrances not permitted hereby shall not be objections to title provided that properly executed instruments in recordable form necessary to satisfy the same are delivered to the Title Company at the Closing together with recording and/or filing fees (or an appropriate credit against the Purchase Price given for such fees), and Purchaser and Seller agree that such mortgages, liens or other encumbrances may be paid out of the cash consideration to be paid by Purchaser.    12
8.6.Notice of Commencement. Work performed or to be performed by and on behalf of a tenant or subtenant under a Lease affecting the Property will not be Seller’s responsibility. Accordingly, neither notices of commencement of work to be performed by contractors or subcontractors engaged by such tenants or subtenants nor any liens filed with respect to any work performed by or on behalf of any such tenant or subtenant will constitute objections to title.    12
8.7.Seller’s Failure to Remove. If Seller fails on or before Closing to remove any objectionable Exception or New Exception (including as provided in the Monetary Lien Removal Obligation) that Seller agreed in accordance with the terms of this Article to remove, then Purchaser may elect either to close with no adjustment to the Purchase Price or to terminate this Agreement and receive the Deposit back.    13

RISK OF LOSS	13
9.1.Casualty. If the Property is damaged or destroyed by fire or other casualty prior to the Closing then promptly after Seller becomes aware of the damage or destruction Seller will notify Purchaser thereof (the “Damage Notice”). If the cost of repair is less than $500,000 (the “Casualty Threshold”), and repairs will, in Seller’s reasonable estimation, take less than six (6) months to effectuate, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction; provided, however, that Seller will pay or assign (to the extent assignable and if not assignable, credit to Purchaser at Closing the amount of such insurance proceeds) to Purchaser at Closing all insurance proceeds resulting from such casualty damage and credit to Purchaser the amount of any applicable deductible under the insurance policies pursuant to which the insurance proceeds are paid or assigned and the dollar amount of any uninsured casualty damage. If the cost of repair is equal to or greater than $500,000, or if repair will, in Seller’s reasonable estimation, take six (6) months or longer to effectuate, or if any Lease exceeding 20,000 square feet on the Property is terminated as a result thereof, Purchaser may elect to terminate this Agreement by delivering written notice to Seller within fifteen (15) days after the date of the Damage Notice (and Closing will be extended as needed to provide for such 15-day period), in which event the Deposit will be refunded. If neither party terminates this Agreement within the 15-day period, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction and Seller will pay or assign to Purchaser at Closing all insurance proceeds, if any, resulting from the casualty and credit to Purchaser any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds are paid or assigned.    13
9.2.Condemnation. If, prior to the Closing, (a) a condemnation or eminent domain proceeding (“Taking”) is commenced against the Property, or (b) Seller shall receive an official written notice from any governmental authority having eminent domain power over the Property of its intention to take, by condemnation or eminent domain proceeding, all or any portion of the Property, Seller will give Purchaser notice within ten (10) days after Seller receives notice of such condemnation or eminent domain proceeding, and Purchaser may, by written notice to Seller (“Taking Notice”) elect to terminate this Agreement, which Taking Notice shall be sent no later than thirty (30) days after receipt of Seller’s notice, time being of the essence, or such sooner period of time if the Closing is less than thirty (30) days after receipt of Seller’s notice.    13

OPERATION OF THE PROPERTY	14
10.1.Operations. From the Effective Date through the Closing Date, Seller will continue to operate and maintain the Property substantially consistent with its standards of operation and maintenance prevailing immediately prior to the Effective Date.    14
10.2.Tenant Defaults. Until (but not including) the date which is three (3) business days prior to the expiration of the Due Diligence Period, Seller reserves the right to institute summary proceedings against any tenant on any default or failure to perform by any such tenant prior to the Closing, and Seller shall promptly notify Purchaser of the initiation of any such proceedings. It is agreed that no representations have been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Property or any part thereof by any tenant or tenants or subtenant or subtenants now or hereafter in possession. Commencing on the date which is three (3) business days prior to the expiration of the Due Diligence Period, Seller will not institute any proceedings against a tenant without Purchaser’s prior approval.    14
10.3.Service Agreements/Leases During Due Diligence Period. Until (but not including) the date which is three (3) business days prior to the expiration of the Due Diligence Period, Seller may, without Purchaser’s consent, continue to enter into new service agreements and to amend existing Service Agreements (“New Service Agreements”), and to enter into new leases and to amend existing Leases (“New Leases”), with respect to the Property, including agreements to make leasehold improvements and pay leasing commissions. Seller will deliver to Purchaser a copy of each New Service Agreement or New Lease and all documents reasonably related thereto (e.g. commission agent agreements) within two (2) business days after its execution. Seller will not enter into any New Service Agreement or New Lease commencing on the date which is three (3) business days prior to the expiration of the Due Diligence Period.    14
10.4.Services Agreements /Leases After Due Diligence Period. Commencing on the day following expiration of the Due Diligence Period, Seller will not enter into New Service Agreements or New Leases with respect to the Property, without first obtaining Purchaser’s consent.    14
10.5.Purchaser Assumes Costs. Upon Closing, Purchaser will assume all liability for, and shall thereafter pay, all amounts (including tenant concessions and tenant improvement costs and leasing commissions or fees): (i) due under or in connection with, any New Service Agreement or New Lease; (ii) that become payable on or after the Closing Date in connection with any existing Lease or Service Agreement (notwithstanding the fact that such amounts may have been ascertainable prior to the Closing Date). Except as set forth herein, Purchaser will not receive a credit for any free rent under any Leases or New Leases. Purchaser shall receive a credit against the Purchase Price at Closing for (i) all outstanding and unpaid tenant improvement costs and leasing commissions for which Seller is responsible as landlord under the primary term of the Leases with respect to Leases entered into by Seller prior to the Effective Date, including those tenant improvement allowances and leasing commissions under existing Leases as set forth on Schedule 10.5 attached hereto to the extent unpaid as of the Closing Date, and (ii) the free rent under the primary term of existing Leases entered into by Seller prior to the Effective Date (or under any extension term pursuant to an extension right under an existing Lease exercised by the tenant thereunder prior to the Effective Date) applicable to the portion of the term under such Leases occurring from and after the Closing Date, including the free rent as set forth on Schedule 10.5 attached hereto to the extent applicable to the portion of the term under such Leases occurring from and after the Closing Date. On or prior to Closing, Seller shall terminate the existing property management and leasing agreement with CBRE, Inc. (the “Property Management Agreement”), which shall not be considered a Service Agreement; provided, however, that Seller may retain CBRE, Inc. in connection with Seller’s preparation of bills pursuant to Section 11.3(b) hereof. Seller shall pay any fees resulting from the termination of the Property Management Agreement. Purchaser’s obligations under this Section 10.5 shall survive Closing and the delivery of the Deed.    14

CLOSING PRORATIONS AND ADJUSTMENTS; PAYMENT OF CLOSING COSTS	15
11.1.General. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Title Policy (specifically excluding the cost of extended coverage and any endorsements requested by Purchaser, which expenses shall be borne by Purchaser); (c) one half (½) of any escrow fee which may be charged by the Title Company; (d) the recording fees for the Deed; and (e) the cost of the Existing Survey. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the cost of any new survey of the Property (other than the Existing Survey) or any update of the Existing Survey; (x) the cost of extended coverage under the Title Policy and the cost of any title insurance endorsements ordered by Purchaser; (y) any documentary, transfer or sales tax; and (z) one half (½) of any escrow fees charged by the Title Company. Seller will pay the cost of recording any instruments required to discharge any liens or encumbrances against the Property required to be discharged at Closing. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring the same.    15
11.2.Prorations. The following are to be apportioned between Purchaser and Seller as of 12:01 a.m. on the Closing Date (provided, however, that in the event that any of the Leases or subleases, if any, covering all or part of the Property provide that the tenants or subtenants thereunder are responsible for direct payment of any of the expenses, such expenses shall not be apportioned as between Seller and Purchaser):    15
11.3.Rents. (a) Purchaser will receive a credit for all prepaid Rents, if any, paid by any tenants. Rents under the Leases will be adjusted and pro rated on an “if as and when collected” basis. If, on the Closing Date, there are any unpaid rents for the month of Closing or past due Rents owing by any tenant for any prior period, Rents collected by Purchaser after the Closing Date from such tenants will be applied first, to amounts due Purchaser for

x

periods following the month in which the Closing occurred, second, to the month of Closing; third, to amounts due Seller for the month prior to Closing; and fourth, to amounts due Seller for periods prior to the month before the Closing occurred. Purchaser will use commercially reasonable efforts after Closing to collect all Rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any out-of-pocket expense to collect any delinquent Rents. After Closing, for so long as a tenant remains a tenant of the Property, Seller will not initiate any action against such tenant for collection of any Rent. The party receiving such amount shall pay to the other party the portion to which it is entitled, within ten (10) days of its receipt of same.    16
11.4.Security Deposits. All security deposits made by any of the tenants of the Property now held by Seller, as shown on Exhibit B-1, or received by Seller prior to Closing, will be turned over or credited to Purchaser at the Closing. Seller has advised Purchaser that, as of the Effective Date, Seller is not holding any Security Deposits in the form of letters of credit.    17
11.5.Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under this Article, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment will be due within ten (10) business days of notice. Purchaser and Seller agree to cooperate and to use commercially reasonable efforts to complete such adjustments not more than one hundred twenty (120) days after Closing. In addition, if any obvious error in either the calculations or amount of final figures used in a closing adjustment is discovered within one hundred twenty (120) days after Closing, Purchaser and Seller agree to correct such error promptly upon notice from the other party and to use commercially reasonable efforts to complete such adjustment within such one hundred twenty (120) day period after Closing. This Section 11.5 shall survive the Closing and the delivery of the Deed for a period of six (6) months from the Closing Date.    17
11.6.Thirty-Day Month. All prorations and/or adjustments provided for in this Agreement will be made based on the actual number of days in the month of Closing, unless specifically stated otherwise.    17
11.7.Regulation S-X. Purchaser has advised Seller that Purchaser must comply with Regulation §210.3-14 promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-X”), which requires Purchaser to cause to be prepared audited income statements for the Property. Upon request of Purchaser within one (1) year after the Closing Date, Seller shall, within ten (10) days after such request, provide to Purchaser or make available to Purchaser at Seller’s place of business or the Property as elected by Seller, at Purchaser’s cost and expense, any books and records of Seller directly related to the operations and financial results of the Property in Seller’s possession or under Seller’s control as are reasonably requested by Purchaser and reasonably necessary for Purchaser’s auditors to prepare such audited income statements in compliance with Regulation S-X.    17

DEFAULT	17
12.1.Default by Purchaser. IN THE EVENT OF ANY DEFAULT BY PURCHASER, SELLER WILL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT. IT IS AGREED BETWEEN SELLER AND PURCHASER THAT THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF SUCH BREACH ARE IMPRACTICAL TO ASCERTAIN, AND THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE THEREOF. NOTWITHSTANDING THE FOREGOING, SELLER SHALL RETAIN ALL ITS RIGHTS PURSUANT TO THIS AGREEMENT, AT LAW, AND/OR IN EQUITY, AND NOTHING CONTAINED IN THIS SECTION 12.1, WILL LIMIT THE LIABILITY OF PURCHASER UNDER (I) ANY INDEMNITY PROVIDED BY PURCHASER UNDER THIS AGREEMENT; (II) ANY OF THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED TO SELLER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (III) ANY ACTIONS COMMENCED AFTER CLOSING WITH RESPECT TO ANY OBLIGATION OR REPRESENTATION OF PURCHASER, WHICH BY THE TERMS OF THIS AGREEMENT SURVIVES CLOSING, INCLUDING BUT NOT LIMITED TO, PROVISIONS REGARDING CONFIDENTIALITY AND PAYMENT OF BROKERAGE FEES.    17
12.2.Default by Seller. In the event of any default by Seller in the terms of this Agreement, Purchaser’s sole remedies will be either to: (i) terminate this Agreement and receive a refund of the Deposit in full consideration of any claims Purchaser may have against the Seller; or (ii) to commence within sixty (60) days of the date the Closing was to have occurred and diligently prosecute an action in the nature of specific performance. If an action in the nature of specific performance is not an available remedy or if Purchaser elects to commence such action and is unsuccessful, then the Deposit will be returned to Purchaser and the parties released from their obligations under this Agreement (except those that expressly survive termination of this Agreement). Under no circumstances will Purchaser have available to it an action at law or otherwise for damages, except as expressly set forth in this Agreement.    18

REPRESENTATIONS AND WARRANTIES	18
13.1.Seller’s Representations. Seller represents and warrants to Purchaser the following (collectively, “Seller’s Representations”) as of the Effective Date and as of the Closing Date, provided, however, that Purchaser’s remedies in the instance that any of Seller’s Representations are known to be untrue as of the Closing Date, are limited to those set forth in Article XII:    18
13.2.Definition of Seller’s Knowledge. Any representation made “to Seller’s knowledge” will not be deemed to imply any duty of inquiry. For purposes of this Agreement, the term Seller’s “knowledge” means the actual knowledge of the Designated Representatives of Seller and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representatives any individual personal liability. As used herein, the term “Designated Representatives of Seller” refers to Eric Sobek, Director, Retail Asset Management, and John Cornuke, Director, Asset Management.    20
13.3.Purchaser’s Representations, Warranties, and Covenants. For the purpose of inducing Seller to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:    20
13.4.Survival. The representations and warranties made by Purchaser in Section 13.3 (other than those made in Sections 13.3 (e) and (f) which are meant to survive indefinitely) shall survive the Closing and delivery of the Deed for a period of nine (9) months. The representations made by Seller of Section 13.1 shall survive for the time period(s) set forth in Section 15.23.    21

ESCROW PROVISIONS	21
14.1.Escrow Provisions. The Deposit and any other sums (including without limitation, any interest earned thereon) which the parties agree shall be held in escrow (collectively “Escrow Funds”), shall be held by Escrow Agent, in trust and disposed of only in accordance with the following provisions:    21

GENERAL PROVISIONS	23
15.1.No Agreement Lien. In no event will Purchaser have a lien against the Property by reason of any deposits made under this Agreement or

expenses incurred in connection therewith and Purchaser waives any right that it might have to so lien the Property.    23
15.2.Confidentiality. Either Purchaser or an Affiliated Entity (as such term is defined in Section 15.7) may have previously executed and delivered a separate Confidentiality Agreement to Seller or an affiliate of Seller, a form or the original executed copy of which is attached hereto as Exhibit J. and the provisions of the Confidentiality Agreement attached hereto as Exhibit J (whether as a form or an executed copy) are incorporated by reference as if fully set forth herein and shall benefit Seller as “Company” thereunder. The terms of such Confidentiality Agreement, whether executed as a separate document or incorporated as part of this Agreement by reference to the form attached as Exhibit J are hereby extended through the Closing or other termination of this Agreement. In furtherance of the foregoing, if Purchaser’s Affiliated Entity executed and delivered the Confidentiality Agreement to Seller or an affiliate of Seller, Purchaser hereby agrees to be bound by the terms and provisions thereof. In addition to the foregoing, the parties agree that no press release may be issued by Seller or Purchaser disclosing the price or the terms of the sale or the identity of the party not making the disclosure without the mutual consent of the parties.    23
15.3.Headings. The captions and headings herein are for convenience and reference only and in no way define, describe or limit the scope, content or intent of this Agreement or in any way affect its provisions.    23
15.4.Brokers. Seller and Purchaser agree that HFF, L.P. (“Broker”) was the only broker with whom the parties negotiated in connection with the sale and purchase of the Property. Seller is obligated to pay any and all brokerage commissions payable to the Broker, in accordance with a separate agreement between it and the Broker. Seller agrees to indemnify and hold Purchaser harmless from the claims of any other party claiming a commission due it by reason of an agreement with Seller. Purchaser agrees to indemnify and hold Seller harmless from the claims of any other party claiming a commission due it by reason of an agreement with Purchaser. The provisions of this Section will survive the Closing and the delivery of the Deed or termination of this Agreement.    23
15.5.Modifications. This Agreement may not be modified in any respect except by an instrument in writing and duly signed by the parties hereto. The parties agree that this Agreement contains all of the terms and conditions of the understanding between the parties hereto and that there are no oral understandings whatsoever between them.    23
15.6.Notices. All notices, consents, approvals, acceptances, demands, waivers and other communications (“Notice”) required or permitted hereunder must be in writing and must be sent by (i) nationally recognized overnight delivery service that provides evidence of the date of delivery, if sent by overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (ii) facsimile transmission, in which case notice shall be deemed delivered upon receipt of confirmation of transmission and provided a copy is also delivered via email transmission, or (iii) delivered by hand delivery, in which case it shall be deemed delivered upon receipt, or (iv) electronic mail; in any case with all charges prepaid, addressed to the appropriate party at its address listed below.    23
15.7.Assignment. Purchaser will not assign this Agreement or its rights hereunder without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, and any attempted assignment or transfer without Seller’s consent will be null and void ab initio and of no effect. The foregoing notwithstanding, provided that Purchaser is in compliance with the conditions hereinafter set forth, Purchaser shall have the right to assign this Agreement, without Seller’s consent, provided (a) the assignment is effective on or before the Closing Date, (b) the assignment is to one Affiliated Entity (as defined below) created by Purchaser for the purpose of purchasing the Property, (c) the assignment is on the form attached hereto as Exhibit O and includes all of Purchaser’s right, title and interest in and to the Deposit, and provides for the assumption, for the benefit of Seller as a third-party beneficiary, of all of Purchaser’s obligations under this Agreement, (d) that such assignee has assumed any and all obligations and liabilities of Purchaser under this Agreement, but, notwithstanding such assumption, Purchaser shall continue to be liable hereunder, and (e) Purchaser provides Seller, at least seven (7) business days’ prior to Closing, with written notice of such assignment and executed counterparts of all documents evidencing or otherwise executed in connection with such assignment. An “Affiliated Entity” shall mean (a) an entity (i) in which the Purchaser named herein has an ownership interest of at least forty percent (40%); and (ii) over which the Purchaser named herein exercises control of day to day management; or (b) an entity controlling, controlled by or under common control with the Purchaser named herein; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any assignment which fails to meet the criteria of this Section 15.7 or to which Seller has not otherwise consented shall be void and of no force or effect. Purchaser shall deliver to Seller prior to Closing, and as a condition to the effectiveness of any such assignment, such supporting evidence of the foregoing as is reasonably required by Seller.    25
15.8.Further Assurances. Purchaser and Seller hereby agree to complete, execute and deliver to the appropriate governmental authorities any returns, affidavits or other instruments that may be required with respect to any transfer, gains, sales, stamps and similar taxes, if any, arising out of this transaction.    25
15.9.Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado.    25

15.10.Offer Only. This Agreement will not constitute a binding agreement by and between the parties hereto until such time as this Agreement has been duly executed and delivered by each and the Deposit is deposited with the Escrow Agent in accordance with this Agreement.    25
15.11.Counterparts. This Agreement may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.    26
15.12.E-mail or PDF Signatures. Signatures to this Agreement, the Site Access and Indemnification Agreement and the Confidentiality Agreement transmitted by e-mail or PDF shall be valid and effective to bind the party so signing. A copy of the electronic mail or PDF shall also be sent to the intended addressee by one of the means described in clauses (i) through (iii) of Section 15.6, in any case with all charges prepaid, addressed to the appropriate party at its address provided herein.    26
15.13.Severability. If any portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement will not be affected thereby and will remain in force and effect to the fullest extent permissible by law.    26
15.14.No Waiver. No waiver by Purchaser or Seller of a breach of any of the terms, covenants or conditions of this Agreement by the other party will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Purchaser or Seller under this Agreement will be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Purchaser or Seller to or of any act by the other party requiring the consent or approval of the first party will not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party.    26
15.15.[Intentionally Omitted.]    26
15.16.Limitation of Liability. If Purchaser becomes aware after Closing of any breach and/or violation of any of Seller’s representations and/or warranties set forth herein or of any other matter for which Seller would or could become liable to Purchaser, whether hereunder or under any Closing document, and Purchaser timely commences any action(s) to enforce any alleged breach and/or violation of any of the representations and/or warranties of Seller as set forth in this Agreement or to enforce any other claims for liability against Seller, and, notwithstanding any provision to the contrary contained herein or in any document executed by Seller pursuant hereto or in connection herewith, in no event shall Seller be liable for any special, consequential, speculative, punitive or similar damages, nor shall Seller’s liability in any such event or events exceed in the aggregate $750,000.00 (“Seller’s Maximum Liability”) and no claim by Purchaser may be made and Seller shall not be liable for any judgment in any action based upon any such claim unless and until Purchaser’s claims are for an aggregate amount in excess of $50,000.00, in which event Seller’s liability respecting any final judgment concurring such claim(s) shall be for the entire amount thereof, subject to Seller’s Maximum Liability. The amount of Seller’s Maximum Liability shall be inclusive of attorneys’ fees, and ancillary court and experts’ costs and fees. The provisions of this Section 15.16 will survive the Closing and the delivery of the Deed.    26
15.17.Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.    27
15.18.Successors and Assigns. Subject to the limitations set forth elsewhere in this Agreement, each and all of the covenants and conditions of this Agreement will inure to the benefit of and will be binding upon the successors-in-interest, assigns, and representatives of the parties hereto. As used in the foregoing, “successors” refers to the successors to all or substantially all of the assets of parties hereto and to their successors by merger or consolidation.    27
15.19.No Partnership or Joint Venture. Seller or Purchaser will not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Purchaser and Seller.    27
15.20.No Recordation. Seller and Purchaser each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Purchaser further agrees (a) not to file any notice of pendency, lis pendens or other instrument (other than a judgment) against the Property or any portion thereof, and (b) to be responsible for and to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Purchaser of any such notice of pendency, lis pendens or other instrument.    27
15.21.Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:    27

15.22.Section 1031 Exchanges. Purchaser and Seller agree that, at either Purchaser’s or Seller’s sole election, this transaction may be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and proposed regulations thereunder. The parties agree that if either wishes to make such election, it must do so by written notice to the other party at least five (5) business days prior to the Closing Date. If either so elects, the other shall reasonably cooperate, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Purchaser and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold the other harmless from and against any and all liability, claim, damages, expenses (including reasonable attorneys’ fees, expenses and disbursements), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by the non-electing party if the transaction were a purchase for cash. In no event shall any party be required to take record title to any property other than the Property in connection with such transaction.    28
15.23.Survival. Seller’s covenants, agreements, indemnities, warranties and representations contained in this Agreement and in any document executed by Seller pursuant to this Agreement (except for those set forth in Sections 13.1(d), 13.1(i), 15.16, 15.21 and this Section 15.23 which are meant to survive indefinitely) shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending nine (9) months after the Closing Date or, if another period of time is specified, such other period of time (as applicable, the “Survival Period”). It is expressly agreed that any action, suit or proceeding with respect to the truth, accuracy or completeness of all representations and warranties in this Agreement or the breach of any covenant or agreement in this Agreement or in any closing document, shall be commenced, if at all, on or before the end of the Survival Period and, if not commenced on or before such date, thereafter will be void and of no force or effect. The provisions of this Section 15.23 will survive the Closing and the delivery of the Deed and/or termination of this Agreement. Purchaser shall provide written notice to Seller prior to the expiration of the Survival Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable period of time so long as a cure has been commenced and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequences thereof, which must be commenced, if at all, within the

Survival Period; provided, however, that if within the Survival Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such cure effort, Purchaser shall have an additional thirty (30) days from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Survival Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver(s) and release(s) set forth in Sections 1.6, and 1.7 shall apply fully to liabilities under such covenants, indemnities, representations and warranties and is hereby incorporated by this reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Section 15.23 does not apply to Seller’s liability with respect to prorations and adjustments under Article XI or the obligation to pay the commission to the Broker.    28
15.24.Special District Disclosure. By executing this Agreement, Purchaser acknowledges that Seller has made the following disclosure.    29
SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.29

LEGAL DESCRIPTION	1

SCHEDULE OF EXISTING TENANTS	1

SCHEDULE OF SECURITY DEPOSITS	1

LIST OF SERVICE AGREEMENTS	1

special WARRANTY DEED	1

ASSIGNMENT AND ASSUMPTION AGREEMENT	1

FIRPTA CERTIFICATE	1

BILL OF SALE	1

Intentionally Omitted	1

TENANT ESTOPPEL CERTIFICATE	1

CONFIDENTIALITY AGREEMENT	1

SITE ACCESS AND INDEMNIFICATION AGREEMENT	1

Tenant Notice Letter	1

Intentionally Omitted	1

Intentionally Omitted	1

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT	1

PURCHASE AND SALE AGREEMENT
This Purchase and Sale Agreement (this “Agreement”) is dated and made as of December 10, 2013 (the “Effective Date”) by and between TIAA REALTY, LLC, a Delaware limited liability company (formerly known as TIAA Realty, Inc., a Delaware corporation), with an office at 730 Third Avenue, New York, New York 10017 (“Seller”), and BEHRINGER HARVARD OPPORTUNITY OP II LP, a Delaware limited partnership, with an office at 15601 Dallas Parkway, Suite 600, Dallas, Texas 75001 (“Purchaser”).
RECITALS
A.Seller desires to sell and Purchaser desires to purchase all of Seller’s right, title and interest in and to the Property, upon the terms and conditions set forth in this Agreement.
B.    Certain rules of construction for interpreting this Agreement are set forth on Schedule 1 attached hereto which is hereby incorporated in and constitutes part of this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and provisions contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as set forth below.

ARTICLE I

SALE OF THE PROPERTY
1.1.    Sale of Property. Seller agrees to sell, transfer and assign to Purchaser and Purchaser agrees to purchase, accept and assume from Seller, subject to and in accordance with the terms and conditions of this Agreement, all of the following (collectively, the “Property”):
(a)    Land. That certain parcel of real property more particularly described in Exhibit A attached hereto (the “Land”);
(b)    Appurtenances. Seller’s right, title and interest in and to all easements, licenses, privileges and other rights appurtenant to the Land (the “Appurtenances”);
(c)    Improvements. All improvements located on the Land (the “Improvements”);
(d)    Leases. Seller’s right, title and interest in and to all leases, subleases, licenses or other occupancy agreements including all amendments, affecting the Land and Improvements which are shown on Exhibit B attached hereto and any New Leases (as hereinafter defined in Section 10.3) (collectively, the “Leases”), including any guaranties of such Leases and any security deposits under such Leases;
(e)    Fixtures and Personal Property. Seller’s right, title and interest in and to all fixtures, machinery systems, equipment and personal property owned by Seller attached or appurtenant to, located on and used in connection with the ownership, use, maintenance and operation of the Land or the Improvements (the “Fixtures and Personal Property”);
(f)    Service Agreements. Seller’s right, title and interest in and to all service agreements listed on Exhibit C attached hereto and any New Service Agreements (as defined in Section 10.3) (collectively, the “Service Agreements”); and
(g)    Intangible Property. Seller’s right, title and interest, if any, in and to all of the following items, to the extent assignable and without warranty: consents, licenses, approvals, certificates, permits, plans, development rights, warranties, guarantees and floor plans, plans and specifications relating to the Improvements and the Fixtures and Personal Property (the “Intangible Property”).
1.2.    No Representations. Except for Seller’s representations set forth in Article XIII or in the Closing Documents (as hereinafter defined) executed by Seller, Seller makes no express or implied representation or warranty with respect to the Property, and to the extent permitted by law, excludes and disclaims any statutory or other representations or warranties.
1.3.    No Reliance. Purchaser agrees that except for Seller’s representations set forth in Article XIII or in the Closing Documents, executed by Seller, Purchaser is not relying on and has not relied on any statements, promises, information or representations made or furnished by Seller or by any real estate broker, agent or any other person representing or purporting to represent Seller but rather is relying solely on its own expertise and on the expertise of its consultants and on the inspections and investigations Purchaser and its consultants has or will conduct.
1.4.    Acceptance of Deed. Purchaser hereby acknowledges and agrees that the acceptance of the Deed (as hereinafter defined) by Purchaser shall be deemed to be full performance and discharge of every agreement and obligation on the part of Seller to be performed under this Agreement except those, if any, which are herein specifically stated to survive delivery of the Deed. No agreement or representation or warranty made in this Agreement by Seller will survive the Closing and the delivery of the Deed, unless expressly provided otherwise.
1.5.    “AS IS”. EXCEPT AS SPECIFICALLY SET FORTH TO THE CONTRARY IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, EXECUTED BY SELLER, PURCHASER AGREES (A) TO TAKE THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS” AND (B) THAT NO REPRESENTATIONS OR WARRANTIES ARE MADE OR RESPONSIBILITIES ASSUMED BY SELLER AS TO THE CONDITION OF THE PROPERTY, AS TO THE TERMS OF ANY LEASES OR OTHER DOCUMENTS OR AS TO ANY INCOME, EXPENSE, OPERATION OR ANY OTHER MATTER OR THING AFFECTING OR RELATING TO THE PROPERTY, NOW OR ON THE CLOSING DATE. SUBJECT TO AND WITHOUT LIMITING PURCHASER’S RIGHTS UNDER ARTICLE IX, PURCHASER AGREES TO ACCEPT THE PROPERTY IN THE CONDITION EXISTING ON THE CLOSING DATE, SUBJECT TO ALL FAULTS OF EVERY KIND AND NATURE WHATSOEVER WHETHER LATENT OR PATENT AND WHETHER NOW OR HEREAFTER EXISTING.
Purchaser acknowledges that as of the Closing Date, Purchaser will have inspected the Property and observed its physical characteristics and conditions to the extent required by Purchaser and will have had the opportunity to conduct such investigations and studies on or over the Property and adjacent areas as it deems necessary and, except for the Excepted Claims (as defined below), hereby waives any and all objections to or complaints regarding the Property and its condition, including, but not limited to, federal, state or common law-based actions and any private right of action under state and federal law to which the Property is or may be subject, including, but not limited to, claims relating to CERCLA, RCRA, physical characteristics and existing conditions, including structural and geological conditions, subsurface soil and water conditions, and solid and hazardous waste and hazardous materials on, under, adjacent to or otherwise affecting the Property. Purchaser further assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation.
1.6.    Seller Release from Liability. Except with respect to the Seller’s Representations or as otherwise expressly provided in this Agreement or in the Closing Documents, Purchaser hereby fully and forever waives, and Seller hereby fully and forever disclaims and shall not be liable or bound in any manner by, any and all warranties, guarantees, promises, statements, representations or information of whatever type or kind with respect to the Property, whether express, implied or otherwise, including warranties of fitness for a particular purpose, tenantability, habitability or use. Purchaser agrees that:

(a)    Except for any Claims (as defined below) arising out of a breach or default by Seller under this Agreement (including a breach of any of Seller’s representations and warranties in Article XIII) or the Closing Documents executed by Seller (“Excepted Claims”), Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller and Seller’s employees, officers, directors, trustees, shareholders, members, partners, representatives, agents, servants, attorneys, affiliates, parents, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims, responsibility and/or liability that it may now have or hereafter acquire against any of the Released Parties for any and all costs, losses, claims, liabilities, damages, expenses, demands, debts, controversies, claims, actions or causes of actions (collectively, “Claims”) arising from or related to the condition (including any construction defects, errors, omissions or other conditions, latent or otherwise, and the presence in the soil, air, structures and surface and subsurface waters of materials or substances that have been or may in the future be deemed to be hazardous materials or otherwise toxic, hazardous, undesirable or subject to regulation and that may need to be specifically treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines or common law), valuation, salability or utility of the Property, condition of title to the Property, compliance with any applicable federal, state or local law, rule or regulations or common law with respect to the Property, or the Property’s suitability for any purposes whatsoever, and any information furnished by the Released Parties in connection with this Agreement.
(b)    Except for the Excepted Claims, Purchaser agrees that under no circumstances will it make any claim against, bring any action, cause of action or proceeding against, or assert any liability upon, Seller, its agents, consultants, contractors, or any other persons who prepared or furnished any of the Property Documents (as hereinafter defined) (such parties, collectively, the “Property Documents Preparers”) as a result of the inaccuracy, unreliability or insufficiency of, or any defect or mistake in, any of the Property Documents (including the negligence of any Property Documents Preparer in connection with the preparation or furnishing of any of the Property Documents), and Purchaser hereby fully and forever releases, acquits and discharges Seller and each Property Documents Preparer of and from any such claims, actions, causes of action, proceedings or liability, whether known or unknown; provided, however, nothing herein shall prevent Purchaser from pursuing any Claims against any third-party Property Document Preparer (other than the Released Parties) in connection with any written agreement between Purchaser and such third-party Property Document Preparer. This release expressly includes Claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release of Seller.
(c)    To the extent permitted by law, Purchaser hereby agrees that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to Claims which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees that the waivers and releases herein have been negotiated and agreed upon in light of the realization, and that Purchaser nevertheless hereby intends to release, discharge and acquit the Released Parties from any and all Claims, except for Excepted Claims.

1.7.    Purchaser’s Waiver of Objections. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any written disclosures or discovery made by Purchaser prior to the Closing shall constitute notice to Purchaser of the matter disclosed or discovered, and Seller shall have no further liability if Purchaser thereafter consummates the transaction contemplated hereby.
1.8.    Survival. Seller and Purchaser have agreed upon the Purchase Price relating to the Property and other provisions of this Agreement in contemplation and consideration of Purchaser’s agreeing to the provisions of Sections 1.2, 1.3, 1.4, 1.5, 1.6, and 1.7, which Sections shall survive the Closing indefinitely and the delivery of the Deed and/or termination of this Agreement and shall not be deemed merged into the Deed or other documents executed and delivered by Purchaser or Seller, or both, at or in connection with Closing (the Deed together with such documents, the “Closing Documents”).
ARTICLE II

PURCHASE PRICE
2.1.    Purchase Price. The purchase price is FIFTY-SIX MILLION and 00/100 DOLLARS ($56,000,000.00) (the “Purchase Price”). The Purchase Price, net to Seller without deduction, credit to Purchaser or expense to Seller, except as expressly provided otherwise in this Agreement, will have been deposited by Purchaser with Escrow Agent (as defined in Section 3.1, below) no later than the time of Closing by wire transfer of immediately available federal funds. No portion of the Purchase Price shall be allocated, nor attributable, to any items of personal property. The Purchase Price must be received by Seller by 3:00 P.M. (New York time) on a particular day in order for the Closing to be deemed to have taken place as of such date.
ARTICLE III

DEPOSIT AND OPENING OF ESCROW
3.1.    Deposit. Within one (1) business day following the Effective Date and as a condition precedent to this Agreement becoming a binding agreement between the parties, Purchaser will deposit FIVE HUNDRED THOUSAND and 00/100 DOLLARS ($500,000.00) (the “Initial Deposit”) with Fidelity National Title Insurance Company, having an office at 485 Lexington Avenue, 18th Floor, New York, New York 10017, Attention: Maribel Morales, Telephone: (212) 471-3819, Fax (212) 481-8747, Email: maribel.morales@fnf.com (“Escrow Agent”) by wire transfer of immediately available federal funds and will provide Escrow Agent with a fully completed form W-9 which provides Purchaser’s tax identification number. If Purchaser fails to deposit the Initial Deposit within the time period provided for above, Seller may at any time prior to Escrow Agent’s receipt of the Initial Deposit, terminate this Agreement, in which event this Agreement shall be of no further force and effect and thereafter neither party shall have any further rights or obligations to the other hereunder, except as otherwise set forth in this Agreement. If Purchaser delivers to Seller a Notice of Approval (hereinafter defined) in accordance with Section 6.4, then on or prior to the date which is one (1) business day following expiration of the Due Diligence Period, Purchaser shall deposit an additional ONE MILLION FIVE HUNDRED THOUSAND and 00/100 DOLLARS

($1,500,000.00) with the Escrow Agent (the “Additional Deposit”) by wire transfer of immediately available federal funds. The Initial Deposit together with the Additional Deposit are herein collectively called the “Deposit”. The Deposit shall be non-refundable at the expiration of the Due Diligence Period, except as otherwise expressly set forth herein.
3.2.    Interest Bearing. The Deposit shall be held in an interest-bearing escrow account by Escrow Agent in an institution as directed by Seller and reasonably acceptable to Purchaser. All interest and income on the Deposit will be remitted to the party entitled to the Deposit pursuant to this Agreement.
3.3.    Application. If Closing occurs, the Deposit will be credited against the Purchase Price at Closing. If the Closing does not occur in accordance with the terms hereof, the Deposit shall be delivered to the party entitled to the Deposit, as provided in this Agreement. In all events, the Deposit shall be held in escrow by Escrow Agent, in trust in accordance with the provisions of Article XIV.
ARTICLE IV

CONDITIONS TO CLOSING
4.1.    Conditions to Purchaser’s Obligation to Purchase. Purchaser’s obligation to purchase the Property is expressly conditioned upon each of the following:
(a)    Performance by Seller. Seller’s performance in all material respects of the obligations, covenants and deliveries required of Seller under this Agreement.
(b)    Seller’s Deliveries. Seller’s delivery at Closing of the following, all documents to be executed originals, unless otherwise indicated below, and, if applicable, witnessed and properly acknowledged, provided, however that delivery of the items set forth in Section 4.1(b)(iii),(iv) and (xi) may be accomplished via on-site delivery at the Property or in such other manner as agreed by Purchaser and Seller:
(i)    The Special Warranty Deed in the form attached hereto as Exhibit D, subject to the following matters (the “Deed”):
(1)    Non-delinquent real property taxes, water and sewer charges and all assessments (governmental and private) and unpaid installments thereof which are not yet due and payable, subject to the provisions of Section 11.2;
(2)    Such state of facts as may be shown by inspection of the Property;
(3)    Rights of tenants, as tenants only, of the Land and Improvements under the terms and conditions of all Leases with Purchaser hereby acknowledging that Purchaser has examined such Leases; and
(4)    the Permitted Exceptions.

(ii)    The Assignment and Assumption Agreement in the form attached as Exhibit E (the “Assignment and Assumption Agreement”);
(iii)    The Leases (copies of which shall be acceptable if originals are unavailable), together with any letters of credit held as security deposits under any of the Leases and all instruments reasonably required to transfer such letters of credit to Purchaser;
(iv)    The Service Agreements (copies of which shall be acceptable if originals are unavailable), which are being assumed by Purchaser;
(v)    The Certification in the form attached hereto as Exhibit F that Seller is not a “foreign person”;
(vi)    A copy of an Assistant Secretary’s Certificate evidencing the authority of individuals to execute any instruments executed and delivered by Seller at Closing, together with a certificate of good standing of Seller, in each case if required by and reasonably acceptable to the Title Company;
(vii)    The Bill of Sale in the form attached hereto as Exhibit G;
(viii)    A closing statement in form and content satisfactory to Seller and Purchaser (the “Closing Statement”) signed by Seller, which Closing Statement may be transmitted via PDF;
(ix)    All keys and lock combinations for the Property and all leasing and other files relating to the Property and all other licenses, certificates, permits, plans, books, records and reports and other materials that comprise the Intangible Property, to the extent such items are in Seller’s actual possession or control;
(x)    Original tenant estoppel certificates executed by tenants under existing Leases occupying eighty percent (80%) of the leased square footage in the Improvements which estoppel certificates must include EKS&H, LLP and Nationwide Mutual Insurance (the “Required Tenant Estoppel Certificates”). Each Required Tenant Estoppel Certificate (1) will be on the form attached to the applicable Lease, if any, or if there is no form attached to the Lease, then will be substantially on the form attached hereto as Exhibit I (provided, however, if any Lease limits the provisions to be included in any estoppel certificate, the form shall be modified accordingly); and (2) will not have been modified in any substantive, adverse manner. The addition of a knowledge qualification to an estoppel certificate will not cause such tenant estoppel certificate to fail to satisfy the requirements for an acceptable Required Tenant Estoppel Certificate. In the event Seller fails, for any reason, to deliver to the Purchaser the required number of Required Tenant Estoppel Certificates in accordance with the provisions of this Section 4.1(b)(x) prior to the Closing (as the same be extended in accordance with the provisions of Section 5.1 of this Agreement), then Seller will not be deemed in default hereunder, and Purchaser’s sole remedy will be to terminate this Agreement, whereupon the Title Company will return the Deposit to Purchaser, and both parties will be relieved of any further obligations hereunder, except for the obligations hereunder which expressly survive Closing or other termination of this Agreement.
(xi)    A Tenant Notice Letter in the form attached hereto as Exhibit L executed by Seller to be mailed out by Purchaser upon Closing;
(xii)    All applicable real estate transfer tax forms and affidavits;
(xiii)    A Colorado Form DR-1083 pertaining to Colorado withholding tax; and
(xiv)    Such additional assignments, instruments and documents appropriate to be executed and delivered by Seller as may be reasonably necessary to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement provided the same are commercially reasonable and do not require disclosure of proprietary information.
(c)    Seller’s Representations and Warranties. The representations and warranties of Seller set forth in Section 13.1 being true and correct in all material respects as of Closing.
(d)    Title Insurance. Issuance of an American Land Title Association (or, if same is not available in the State in which the Property is located, its local equivalent) owner’s policy of title insurance (the “Title Policy”), with liability in the amount of the Purchase Price, insuring that fee title vests in the Purchaser subject only to the Permitted Exceptions with such endorsements as Purchaser has obtained the commitment in writing of the Title Company to issue prior to the expiration of the Due Diligence Period.
4.2.    Conditions to Seller’s Obligation to Sell. Seller’s obligation to sell is expressly conditioned upon each of the following:
(a)    Performance by Purchaser. Purchaser’s performance in all material respects of the obligations, covenants, and deliveries required of Purchaser under this Agreement.
(b)    Receipt of Purchase Price. Receipt by Seller (or as Seller may direct) of the Purchase Price in the manner provided in this Agreement.
(c)    Purchaser’s Deliveries. Purchaser’s delivery at Closing of the following, all documents to be executed originals and, if applicable, witnessed and properly acknowledged:
(i)    The Assignment and Assumption Agreement;
(ii)    The Closing Statement (signed by Purchaser), with a copy thereof to be delivered to Seller, which Closing Statement may be transmitted via email as a PDF.
(iii)    A Tenant Notice Letter in the form attached hereto as Exhibit L executed by Purchaser;

(iv)    If applicable, the Assignment of Purchase and Sale Agreement in the form attached hereto as Exhibit O, together with such supporting evidence of the Purchaser’s compliance with the terms of Section 15.7 as is reasonably required by Seller;
(v)    a Real Property Transfer Declaration concerning the Property as required by Colorado law;
(vi)    Evidence of the authority and the incumbency of any individuals to execute any instruments executed and delivered by Purchaser at Closing reasonably acceptable to the Title Company;
(vii)    All applicable real estate transfer tax forms and affidavits; and
(viii)    Such additional documents and instruments appropriate to be executed and delivered by Purchaser as may be reasonably necessary to complete the transaction contemplated hereby and to carry out the intent and purposes of this Agreement, provided the same are commercially reasonable and do not require disclosure of proprietary information.
(d)    Purchaser’s Representations and Warranties. The representations and warranties of Purchaser set forth in Section 13.3 being true and correct in all material respects as of Closing.
4.3.    No Financing Contingency. It is expressly understood and acknowledged by Purchaser that this Agreement and Purchaser’s obligations hereunder are not contingent or conditioned upon obtaining a commitment for or closing any financing and the failure of Purchaser to obtain or close any financing for any reason whatsoever, shall not be a failure of condition to Purchaser’s performance hereunder. In addition, Seller will have no obligation to or privity with any lender to Purchaser.
ARTICLE V

THE CLOSING
5.1.    Date and Manner of Closing. The closing of the transaction contemplated by this Agreement (the “Closing”) will occur through an escrow with Escrow Agent, no later than 3:00 P.M. (New York, New York time) on January 23, 2014 (the “Closing Date”) or such earlier or later date as is agreed by the parties. Notwithstanding the foregoing, Seller and Purchaser shall each have the right to extend the Closing Date in order to obtain the Required Tenant Estoppel Certificates until the earlier to occur of (i) five (5) business days after the Required Tenant Estoppel Certificates have been delivered to Purchaser or (ii) thirty (30) days after the original Closing Date, by delivering written notice of such extension to the other party at least three (3) Business Days prior to the original Closing Date.
5.2.    Closing. On the day prior to the Closing Date, Purchaser and Seller shall execute a settlement statement generated by Escrow Agent. Subject to satisfaction of the conditions to

Closing set forth in Article IV hereof, on the Closing Date, Escrow Agent will (i) not later than 3:00 P.M. (New York, New York time) deliver the Purchase Price to Seller in the form of a wire transfer of immediately available funds, and (ii) release for recordation the Deed and such other documents as may be recorded.
5.3.    Delay in Closing; Authority to Close. If Closing does not occur on or before the Closing Date, then unless on or before the Closing Date, Escrow Agent receives a written notice from both Purchaser and Seller to the contrary, Escrow Agent will deliver all monies and documents in accordance with the provisions of this Agreement.
ARTICLE VI

DUE DILIGENCE PERIOD
6.1.    Review and Approval of Documents and Materials. As of the Effective Date, Seller has made documents (i) which pertain to the Property, (ii) are located at the Property or are in any property manager’s office and (iii) are non-proprietary and not privileged, available at the Property for review and copying by Purchaser at Purchaser’s sole cost and expense (the “Property Documents”). The Property Documents include, to the extent available to Seller and applicable to the Property, the following:
(d)    Copies of the Leases and all amendments;
(e)    Copies of the Service Agreements;
(f)    Income and expense information for the current and prior calendar years pertaining to the operation of the Property;
(g)    A current rent roll for the Property;
(h)    A current title commitment dated effective August 30, 2013 from Fidelity National Title Insurance Company related to the Property;
(i)    ALTA/ACSM Land Title Survey dated October 1, 2013, last revised November 6, 2013, prepared by Gregory A. Clark (Colorado Registration No. 32430) of Boundary Boys, LLC (the “Existing Survey”); and
(j)    The documents described on Schedule 6.1(g) attached hereto.
6.2.    Reliability of Information. The Property Documents and other information provided by Seller and/or its agents to Purchaser under the terms of this Agreement are for informational purposes only. Subject to Seller’s Representations (hereinafter defined), Purchaser (a) is not in any way entitled to rely upon the accuracy of the information within the Property Documents and other information provided by Seller and/or its agents and (b) Purchaser will rely exclusively on its own inspections and consultants with respect to all matters Purchaser deems relevant to its decision to acquire the Property. The provisions of this Section 6.2 shall survive the Closing and the delivery of the Deed.

6.3.    Due Diligence Period. Purchaser will have through 5:00 P.M. (New York, New York time) on December 20, 2013 (the “Due Diligence Period”) to review the Property Documents and other materials pertaining to the Property and to conduct such studies, tests and inspections as it deems appropriate to analyze the feasibility of the acquisition and ownership of the Property and to determine, in Purchaser’s sole and absolute discretion, that the Property is suitable for acquisition by Purchaser.
6.4.    Termination. If Purchaser determines in its sole and absolute discretion within the Due Diligence Period that, it wishes to acquire and own the Property in accordance with the terms of this Agreement, Purchaser shall provide written notice (“Notice of Approval”) to Seller and Escrow Agent prior to the expiration of the Due Diligence Period. If Purchaser fails to deliver a Notice of Approval prior to the expiration of the Due Diligence Period, Purchaser will be deemed to have elected to have terminated this Agreement pursuant to this Article VI and Escrow Agent shall refund the Deposit to Purchaser. If Purchaser provides Notice of Approval prior to the expiration of the Due Diligence Period, Purchaser will have no further right to terminate this Agreement, except as may be otherwise specifically provided for in this Agreement.
6.5.    Service Agreements. On or prior to the expiration of the Due Diligence Period, Purchaser will advise Seller in writing of which Service Agreements Purchaser desires Seller to terminate at or prior to Closing (the “Terminated Service Agreements”). Following receipt of any such notice from Purchaser to Seller designating the Terminated Service Agreements, Seller shall, promptly after the expiration of the Due Diligence Period, send notices to the service providers of the Terminated Service Agreements requesting the termination of the Terminated Service Agreements as of the Closing. Seller shall pay any termination fees due with respect to the Terminated Service Agreements. At Closing, Purchaser shall assume: (i) the Terminated Service Agreements for any period between the Closing Date and the date of termination of the Terminated Service Agreements and (ii) all Service Agreements other than the Terminated Service Agreements. If Purchaser fails on or prior to the expiration of the Due Diligence Period to provide written notice to Seller as to the termination of any Service Agreement, Purchaser shall be deemed to have agreed to assume such Service Agreement.
ARTICLE VII

INSPECTIONS
Either Purchaser or an Affiliated Entity (as such term is defined in Section 15.7) may have previously executed and delivered a separate Site Access and Indemnification Agreement to Seller or an affiliate of Seller, a form of which or an executed copy of which may be attached hereto as Exhibit K and the provisions of the Site Access and Indemnification Agreement attached hereto as Exhibit K (whether as a form or an executed copy) are incorporated by reference as if fully set forth herein and shall benefit Seller as “Owner” thereunder provided, however, that the terms of Section 21 of the Site Access and Indemnification Agreement are not incorporated herein. The terms of such Site Access and Indemnification Agreement, whether executed as a separate document or incorporated as part of this Agreement by reference to the form attached as Exhibit K are hereby extended through the Closing or other termination of this Agreement. In furtherance of the foregoing, if Purchaser’s Affiliated Entity executed and delivered the Site Access and Indemnification

Agreement to Seller or an affiliate of Seller, Purchaser hereby agrees to be bound by the terms and provisions thereof.
ARTICLE VIII

TITLE AND SURVEY
8.1.    Title Documents. Seller has caused the Title Company (as hereinafter defined) to deliver to Purchaser a commitment for title insurance, effective as of August 30, 2013 (“Title Commitment”) for the Property from Fidelity National Title Insurance Company, having an office at 485 Lexington Avenue, 18th Floor, New York, New York 10017, Attention: Maribel Morales, Telephone: (212) 471-3819, Fax (212) 481-8747, Email: maribel.morales@fnf.com (the “Title Company”).
8.2.    Survey. Purchaser has the Existing Survey, and within two (2) business days after the Effective Date, Purchaser will order any recertification of the Existing Survey that Purchaser has elected to obtain.
8.3.    Title Objections. Purchaser will have until the date that is five (5) days prior to the expiration of the Due Diligence Period to examine title to the Property and the Existing Survey, and in Purchaser’s discretion to object, by delivery of a notice of objections to Seller, to any exceptions to title disclosed on the Title Commitment and to any matters disclosed on the Existing Survey (“Exceptions”). Upon receipt of such objections from Purchaser, Seller may, but is under no obligation to, remove or agree to remove the objectionable Exceptions, except Seller agrees to remove monetary liens created by, through or under Seller (but expressly excluding any mechanics liens created by tenants) provided Seller’s liability for removal of all such liens (except in the case of any mortgages or deeds of trust created by Seller) collectively shall be limited to $75,000 (“Monetary Lien Removal Obligation”). If Seller or Title Company does not (or does not agree to) remove or insure over (without payment of additional premium) the objectionable exceptions on or before the expiration of the Due Diligence Period, Purchaser may terminate this Agreement in accordance with Article VI. If Purchaser fails to terminate this Agreement, the Exceptions and all other matters otherwise affecting title to the Property, except those matters Seller has removed or agreed to remove, will constitute the “Permitted Exceptions”.
8.4.    Title Updates. If any supplemental title report or update issued subsequent to the date of the Title Commitment contains exceptions (“New Exceptions”) other than those in the Title Commitment, Purchaser will be entitled to object to the New Exceptions by delivery of a notice of objections to Seller on or before the date that is five (5) days following Purchaser’s receipt of such supplement or update. If Purchaser fails to deliver to Seller a notice of objections on or before such date, Purchaser will be deemed to have waived any objection to the New Exceptions (except as provided in the Monetary Lien Removal Obligation), and the New Exceptions will be included as Permitted Exceptions. Seller will have not less than ten (10) days from the receipt of Purchaser’s notice (and, if necessary, Seller may extend the Closing Date to provide for such ten (10) day period and for five (5) days following such period for Purchaser’s response), within which time Seller may, but is under no obligation to, remove the objectionable New Exceptions. If, within the ten (10) day period, Seller or Title Company does not (or does not agree to) remove the objectionable New Exceptions, then Purchaser may terminate this Agreement upon notice to Seller no later than five (5) days following expiration of the (10) day cure period. If Purchaser terminates this Agreement, the Deposit will be promptly returned to Purchaser, and the parties shall be released from all further obligations under this Agreement (except those that expressly survive termination of this Agreement). If Purchaser fails to terminate this Agreement in the manner set forth above, the New Exceptions (except those Seller and/or Title Company has removed or agreed to remove and except as provided in the Monetary Lien Removal Obligation) will be included as Permitted Exceptions.
8.5.    Encumbrances. Subject to the Monetary Lien Removal Obligation, the existence of mortgages, liens, or other encumbrances not permitted hereby shall not be objections to title provided that properly executed instruments in recordable form necessary to satisfy the same are delivered to the Title Company at the Closing together with recording and/or filing fees (or an appropriate credit against the Purchase Price given for such fees), and Purchaser and Seller agree that such mortgages, liens or other encumbrances may be paid out of the cash consideration to be paid by Purchaser.
8.6.    Notice of Commencement. Work performed or to be performed by and on behalf of a tenant or subtenant under a Lease affecting the Property will not be Seller’s responsibility. Accordingly, neither notices of commencement of work to be performed by contractors or subcontractors engaged by such tenants or subtenants nor any liens filed with respect to any work performed by or on behalf of any such tenant or subtenant will constitute objections to title.
8.7.    Seller’s Failure to Remove. If Seller fails on or before Closing to remove any objectionable Exception or New Exception (including as provided in the Monetary Lien Removal Obligation) that Seller agreed in accordance with the terms of this Article to remove, then Purchaser may elect either to close with no adjustment to the Purchase Price or to terminate this Agreement and receive the Deposit back.
ARTICLE IX

RISK OF LOSS

9.1.    Casualty. If the Property is damaged or destroyed by fire or other casualty prior to the Closing then promptly after Seller becomes aware of the damage or destruction Seller will notify Purchaser thereof (the “Damage Notice”). If the cost of repair is less than $500,000 (the “Casualty Threshold”), and repairs will, in Seller’s reasonable estimation, take less than six (6) months to effectuate, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction; provided, however, that Seller will pay or assign (to the extent assignable and if not assignable, credit to Purchaser at Closing the amount of such insurance proceeds) to Purchaser at Closing all insurance proceeds resulting from such casualty damage and credit to Purchaser the amount of any applicable deductible under the insurance policies pursuant to which the insurance proceeds are paid or assigned and the dollar amount of any uninsured casualty damage. If the cost of repair is equal to or greater than $500,000, or if repair will, in Seller’s reasonable estimation, take six (6) months or longer to effectuate, or if any Lease exceeding 20,000 square feet on the Property is terminated as a result thereof, Purchaser may elect to terminate this Agreement by delivering written notice to Seller within fifteen (15) days after the date of the Damage Notice (and Closing will be extended as needed to provide for such 15-day period), in which event the Deposit will be refunded. If neither party terminates this Agreement within the 15-day period, Closing will proceed in accordance with the terms of this Agreement for the full Purchase Price, notwithstanding the damage or destruction and Seller will pay or assign to Purchaser at Closing all insurance proceeds, if any, resulting from the casualty and credit to Purchaser any applicable deductible amounts under the insurance policies pursuant to which the insurance proceeds are paid or assigned.
9.2.    Condemnation. If, prior to the Closing, (a) a condemnation or eminent domain proceeding (“Taking”) is commenced against the Property, or (b) Seller shall receive an official written notice from any governmental authority having eminent domain power over the Property of its intention to take, by condemnation or eminent domain proceeding, all or any portion of the Property, Seller will give Purchaser notice within ten (10) days after Seller receives notice of such condemnation or eminent domain proceeding, and Purchaser may, by written notice to Seller (“Taking Notice”) elect to terminate this Agreement, which Taking Notice shall be sent no later than thirty (30) days after receipt of Seller’s notice, time being of the essence, or such sooner period of time if the Closing is less than thirty (30) days after receipt of Seller’s notice.
If Purchaser does not give Seller a Taking Notice in accordance with this Section 9.2, Purchaser will complete the transaction contemplated hereby without abatement or reduction in the Purchase Price, and Seller shall assign to Purchaser all rights, if any, to receive the award payable as a result of such proceeding.
ARTICLE X

OPERATION OF THE PROPERTY
10.1.    Operations. From the Effective Date through the Closing Date, Seller will continue to operate and maintain the Property substantially consistent with its standards of operation and maintenance prevailing immediately prior to the Effective Date.
10.2.    Tenant Defaults. Until (but not including) the date which is three (3) business days prior to the expiration of the Due Diligence Period, Seller reserves the right to institute summary proceedings against any tenant on any default or failure to perform by any such tenant prior to the Closing, and Seller shall promptly notify Purchaser of the initiation of any such proceedings. It is agreed that no representations have been made and no responsibility is assumed by Seller with respect to the continued occupancy of the Property or any part thereof by any tenant or tenants or subtenant or subtenants now or hereafter in possession. Commencing on the date which is three (3) business days prior to the expiration of the Due Diligence Period, Seller will not institute any proceedings against a tenant without Purchaser’s prior approval.
10.3.    Service Agreements/Leases During Due Diligence Period. Until (but not including) the date which is three (3) business days prior to the expiration of the Due Diligence Period, Seller may, without Purchaser’s consent, continue to enter into new service agreements and to amend existing Service Agreements (“New Service Agreements”), and to enter into new leases and to amend existing Leases (“New Leases”), with respect to the Property, including agreements to make leasehold improvements and pay leasing commissions. Seller will deliver to Purchaser a copy of each New Service Agreement or New Lease and all documents reasonably related thereto (e.g. commission agent agreements) within two (2) business days after its execution. Seller will not enter into any New Service Agreement or New Lease commencing on the date which is three (3) business days prior to the expiration of the Due Diligence Period.
10.4.    Services Agreements /Leases After Due Diligence Period. Commencing on the day following expiration of the Due Diligence Period, Seller will not enter into New Service Agreements or New Leases with respect to the Property, without first obtaining Purchaser’s consent.
10.5.    Purchaser Assumes Costs. Upon Closing, Purchaser will assume all liability for, and shall thereafter pay, all amounts (including tenant concessions and tenant improvement costs and leasing commissions or fees): (i) due under or in connection with, any New Service Agreement or New Lease; (ii) that become payable on or after the Closing Date in connection with any existing Lease or Service Agreement (notwithstanding the fact that such amounts may have been ascertainable prior to the Closing Date). Except as set forth herein, Purchaser will not receive a credit for any free rent under any Leases or New Leases. Purchaser shall receive a credit against the Purchase Price at Closing for (i) all outstanding and unpaid tenant improvement costs and leasing commissions for which Seller is responsible as landlord under the primary term of the Leases with respect to Leases entered into by Seller prior to the Effective Date, including those tenant improvement allowances and leasing commissions under existing Leases as set forth on Schedule 10.5 attached hereto to the extent unpaid as of the Closing Date, and (ii) the free rent under the primary term of existing Leases entered into by Seller prior to the Effective Date (or under any extension term pursuant to an extension right under an existing Lease exercised by the tenant thereunder prior to the Effective Date) applicable to the portion of the term under such Leases occurring from and after the Closing Date, including the free rent as set forth on Schedule 10.5 attached hereto to the extent applicable to the portion of the term under such Leases occurring from and after the Closing Date. On or prior to Closing, Seller shall terminate the existing property management and leasing agreement with CBRE, Inc. (the “Property Management Agreement”), which shall not be considered a Service Agreement; provided, however, that Seller may retain CBRE, Inc. in connection with Seller’s preparation of bills pursuant to Section 11.3(b) hereof. Seller shall pay any fees resulting from the termination of the Property Management Agreement. Purchaser’s obligations under this Section 10.5 shall survive Closing and the delivery of the Deed.
ARTICLE XI

CLOSING PRORATIONS AND ADJUSTMENTS; PAYMENT OF CLOSING COSTS
11.1.    General. Seller shall pay (a) the fees of any counsel representing it in connection with this transaction; (b) the basic premium for the Title Policy (specifically excluding the cost of extended coverage and any endorsements requested by Purchaser, which expenses shall be borne by Purchaser); (c) one half (½) of any escrow fee which may be charged by the Title Company; (d) the recording fees for the Deed; and (e) the cost of the Existing Survey. Purchaser shall pay (v) the fees of any counsel representing Purchaser in connection with this transaction; (w) the cost of any new survey of the Property (other than the Existing Survey) or any update of the Existing Survey; (x) the cost of extended coverage under the Title Policy and the cost of any title insurance endorsements ordered by Purchaser; (y) any documentary, transfer or sales tax; and (z) one half (½) of any escrow fees charged by the Title Company. Seller will pay the cost of recording any instruments required to discharge any liens or encumbrances against the Property required to be discharged at Closing. All other costs and expenses incident to this transaction and the closing thereof shall be paid by the party incurring the same.
11.2.    Prorations. The following are to be apportioned between Purchaser and Seller as of 12:01 a.m. on the Closing Date (provided, however, that in the event that any of the Leases or subleases, if any, covering all or part of the Property provide that the tenants or subtenants thereunder are responsible for direct payment of any of the expenses, such expenses shall not be apportioned as between Seller and Purchaser):
(a)    General real estate taxes and assessments will be prorated for the year of Closing, based on the most recent mill levy and most recent assessed value;
(b)    Rents if, as and when collected, including base rents, escalations, additional rent and percentage rent (“Rents”) as further described below;
(c)    Water, sewer, gas, electric, vault and fuel charges, if any;
(d)    Operating expenses for the Property including sums due or already paid pursuant to any Service Agreements;
(e)    Amounts paid pursuant to all transferable licenses and permits, on the basis of the fiscal year for which levied; and
(f)    Assessments but only for the annual installment for the fiscal year in which the Closing occurs.
At least two (2) business days prior to the Closing Date, Seller shall provide Purchaser with a preliminary prorations schedule for Purchaser’s review.
11.3.    Rents. (a) Purchaser will receive a credit for all prepaid Rents, if any, paid by any tenants. Rents under the Leases will be adjusted and pro rated on an “if as and when collected” basis. If, on the Closing Date, there are any unpaid rents for the month of Closing or past due Rents owing by any tenant for any prior period, Rents collected by Purchaser after the Closing Date from such tenants will be applied first, to amounts due Purchaser for periods following the month in which the Closing occurred, second, to the month of Closing; third, to amounts due Seller for the month prior to Closing; and fourth, to amounts due Seller for periods prior to the month before the Closing occurred. Purchaser will use commercially reasonable efforts after Closing to collect all Rents in the usual course of Purchaser’s operation of the Property, but Purchaser will not be obligated to institute any lawsuit or incur any out-of-pocket expense to collect any delinquent Rents. After Closing, for so long as a tenant remains a tenant of the Property, Seller will not initiate any action against such tenant for collection of any Rent. The party receiving such amount shall pay to the other party the portion to which it is entitled, within ten (10) days of its receipt of same.
(b)    After Closing once Seller has received all information necessary to prepare same, Seller shall prepare and deliver to Purchaser the bills to tenants for amounts under Leases due to or from tenants attributable to periods prior to January 1, 2014 (including, without limitation, delinquencies and sums due with respect to the reconciliation of Overage Rent (as hereinafter defined) for the 2013 calendar year (the “2013 Reconciliation”). At the time of delivery of the 2013 Reconciliation, Seller shall pay to Purchaser (for payment by Purchaser to the applicable tenant) any overpayment received by Seller from tenants for the 2013 calendar year. Promptly following Seller’s delivery of the 2013 Reconciliation to Purchaser, Purchaser shall reproduce such bills on Purchaser’s letterhead and deliver the same and any such overpayments (together with invoices for any underpayment by any tenant attributable to the 2013 calendar year) to the applicable tenants. Purchaser will use commercially reasonable efforts to collect from tenants any underpayment for Overage Rent due by such tenants as a result of the 2013 Reconciliation, and the amount of such under-collected rents shall be paid and delivered to Seller after actual receipt by Purchaser of payment from such tenants.
(c)    Supplementing subsection (a) above, additional or escalation rent based upon: (x) a percentage of sales or (y) tenant’s share of real estate taxes, operating expenses, labor costs, costs of living indices or porter’s wages (collectively, “Overage Rent”) attributable to the period commencing January 1, 2014 and ending as of 12:01 a.m. on the Closing Date shall be pro rated between Seller and Purchaser at Closing.
(d)    The provisions of this Section 11.3 shall survive the Closing and the delivery of the Deed for a period of nine (9) months from the Closing Date.
11.4.    Security Deposits. All security deposits made by any of the tenants of the Property now held by Seller, as shown on Exhibit B-1, or received by Seller prior to Closing, will be turned over or credited to Purchaser at the Closing. Seller has advised Purchaser that, as of the Effective Date, Seller is not holding any Security Deposits in the form of letters of credit.
11.5.    Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under this Article, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment will be due within ten (10) business days of notice. Purchaser and Seller agree to cooperate and to use commercially reasonable efforts to complete such adjustments not more than one hundred twenty (120) days after Closing. In addition, if any obvious error in either the calculations or amount of final figures used in a closing adjustment is discovered within one hundred twenty (120) days after Closing, Purchaser and Seller agree to correct such error promptly upon notice from the other party and to use commercially reasonable efforts to complete such adjustment within such one hundred twenty (120) day period after Closing. This Section 11.5 shall survive the Closing and the delivery of the Deed for a period of six (6) months from the Closing Date.
11.6.    Thirty-Day Month. All prorations and/or adjustments provided for in this Agreement will be made based on the actual number of days in the month of Closing, unless specifically stated otherwise.
11.7.    Regulation S-X. Purchaser has advised Seller that Purchaser must comply with Regulation §210.3-14 promulgated under the Securities Exchange Act of 1934, as amended (“Regulation S-X”), which requires Purchaser to cause to be prepared audited income statements for the Property. Upon request of Purchaser within one (1) year after the Closing Date, Seller shall, within ten (10) days after such request, provide to Purchaser or make available to Purchaser at Seller’s place of business or the Property as elected by Seller, at Purchaser’s cost and expense, any books and records of Seller directly related to the operations and financial results of the Property in Seller’s possession or under Seller’s control as are reasonably requested by Purchaser and reasonably necessary for Purchaser’s auditors to prepare such audited income statements in compliance with Regulation S-X.
ARTICLE XII

DEFAULT
12.1.    Default by Purchaser. IN THE EVENT OF ANY DEFAULT BY PURCHASER, SELLER WILL BE ENTITLED, AS ITS SOLE AND EXCLUSIVE REMEDY, TO TERMINATE THIS AGREEMENT AND RECEIVE THE DEPOSIT AS LIQUIDATED DAMAGES FOR THE BREACH OF THIS AGREEMENT. IT IS AGREED BETWEEN SELLER AND PURCHASER THAT THE ACTUAL DAMAGES TO SELLER IN THE EVENT OF SUCH BREACH ARE IMPRACTICAL TO ASCERTAIN, AND THE AMOUNT OF THE DEPOSIT IS A REASONABLE ESTIMATE THEREOF. NOTWITHSTANDING THE FOREGOING, SELLER SHALL RETAIN ALL ITS RIGHTS PURSUANT TO THIS AGREEMENT, AT LAW, AND/OR IN EQUITY, AND NOTHING CONTAINED IN THIS SECTION 12.1, WILL LIMIT THE LIABILITY OF PURCHASER UNDER (I) ANY INDEMNITY PROVIDED BY PURCHASER UNDER THIS AGREEMENT; (II) ANY OF THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED TO SELLER PURSUANT TO THE TERMS AND CONDITIONS OF THIS AGREEMENT, OR (III) ANY ACTIONS COMMENCED AFTER CLOSING WITH RESPECT TO ANY OBLIGATION OR REPRESENTATION OF PURCHASER, WHICH BY THE TERMS OF THIS AGREEMENT SURVIVES CLOSING, INCLUDING BUT NOT LIMITED TO, PROVISIONS REGARDING CONFIDENTIALITY AND PAYMENT OF BROKERAGE FEES.
12.2.    Default by Seller. In the event of any default by Seller in the terms of this Agreement, Purchaser’s sole remedies will be either to: (i) terminate this Agreement and receive a refund of the Deposit in full consideration of any claims Purchaser may have against the Seller; or (ii) to commence within sixty (60) days of the date the Closing was to have occurred and diligently prosecute an action in the nature of specific performance. If an action in the nature of specific performance is not an available remedy or if Purchaser elects to commence such action and is unsuccessful, then the Deposit will be returned to Purchaser and the parties released from their obligations under this Agreement (except those that expressly survive termination of this Agreement). Under no circumstances will Purchaser have available to it an action at law or otherwise for damages, except as expressly set forth in this Agreement.
ARTICLE XIII

REPRESENTATIONS AND WARRANTIES
13.1.    Seller’s Representations. Seller represents and warrants to Purchaser the following (collectively, “Seller’s Representations”) as of the Effective Date and as of the Closing Date, provided, however, that Purchaser’s remedies in the instance that any of Seller’s Representations are known to be untrue as of the Closing Date, are limited to those set forth in Article XII:
(e)    Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Agreement; and has or at the Closing will have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate or equivalent entity actions required for the execution and delivery of this Agreement, and the consummation of the transactions contemplated by this Agreement.
(f)    Seller has all necessary approvals to execute and deliver this Agreement and perform its obligations hereunder, and to Seller’s knowledge, no other authorization or approvals, whether of governmental bodies or otherwise, will be necessary in order to enable Seller to enter into or comply with the terms of this Agreement.
(g)    This Agreement and the other documents to be executed by Seller hereunder, upon execution and delivery thereof by Seller, will have been duly entered into by Seller, and will constitute legal, valid and binding obligations of Seller. To Seller’s knowledge, neither this Agreement nor anything provided to be done under this Agreement violates or shall violate any contract, document, understanding, agreement or instrument to which Seller is a party or by which it is bound.
(h)    Seller is a “United States person” within the meaning of Sections 1445(f)(3) and 7701(a)(30) of the Internal Revenue Code of 1986, as amended.
(i)    To Seller’s knowledge, the Leases provided to Purchaser by Seller are true, correct and complete copies of the Leases between Seller and the tenants, including any and all amendments, renewals and extensions thereof. The Schedule of Existing Tenants attached hereto as Exhibit B was prepared for Seller by Seller’s third party manager of the Property, and to Seller’s knowledge, is true and correct in all material respects and lists all Leases as of the Effective Date, and is the schedule of Leases maintained by Seller and relied on by Seller for internal administration purposes.
(j)    Seller has received no written notice from any governmental body or agency of any violation or alleged violation of any zoning ordinance, land use law or building code with respect to the Property, which violation or alleged violation has not been corrected.
(k)    Seller has received no written notice from any governmental body or agency of any pending or threatened condemnation proceeding against the Property or any formal notice of condemnation with respect to the Property.
(l)    Seller has received no written notice from any governmental body or agency of any violation or alleged violation of any applicable law with respect to Hazardous Materials on the Property.
(m)    Seller (which for this purpose includes its partners, members, principal stockholders and any other constituent entities (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf> or at any replacement website or other replacement official publication of such list and (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.
(n)    Except as disclosed on Schedule 13.1(j) there is no litigation pending (or, to Seller’s knowledge, threatened in writing) against Seller with regard to Seller’s ownership or operation of the Property.
(o)    To Seller’s knowledge, the Service Agreements provided to Purchaser by Seller are true, correct and complete copies of the Service Agreements relevant to the Property, including any and all amendments, renewals and extensions thereof.
(p)    There are no employees who are employed by Seller or any property manager engaged by Seller in the operation, management or maintenance of the Property whose employment will continue after Closing. On and after the Closing, there will be no obligations concerning any pre-Closing employees of Seller, nor will there be any property management agreement which will be binding on Purchaser or the Property.
13.2.    Definition of Seller’s Knowledge. Any representation made “to Seller’s knowledge” will not be deemed to imply any duty of inquiry. For purposes of this Agreement, the term Seller’s “knowledge” means the actual knowledge of the Designated Representatives of Seller and will not be construed to refer to the knowledge of any other officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representatives any individual personal liability. As used herein, the term “Designated Representatives of Seller” refers to Eric Sobek, Director, Retail Asset Management, and John Cornuke, Director, Asset Management.
13.3.    Purchaser’s Representations, Warranties, and Covenants. For the purpose of inducing Seller to enter into this Agreement and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:
(a)    Purchaser is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    Purchaser, acting through any of its duly empowered and authorized officers or members, has all necessary entity power and authority to transact the business in which it is engaged, and has full power and authority to enter into this Agreement, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent not obtained of any of Purchaser’s partners, directors, officers or members is required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any agreement to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse effect on Purchaser’s ability to consummate the transaction contemplated by this Agreement.
(c)    No pending or, to the knowledge of Purchaser, threatened litigation involving Purchaser exists which if determined adversely would restrain the consummation of the transactions contemplated by this Agreement or would declare illegal, invalid or non-binding any of Purchaser’s obligations or covenants to Seller.
(d)    Other than Seller’s Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller, including Broker (as defined below), in connection with this Agreement and the acquisition of the Property.
(e)    Purchaser (which for this purpose includes its partners, members, principal stockholders and any other constituent entities) (i) has not been designated as a “specifically designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, <http://www.treas.gov/offices/enforcement/ofac/sdn/t11 sdn.pdf> or at any replacement website or other replacement official publication of such list; (ii) is currently in compliance with and will at all times during the term of this Agreement (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control of the Department of the Treasury and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto; and (iii) has not used and will not use funds from illegal activities for any portion of the Purchase Price, including the Deposit.
(f)    (i) Purchaser is not an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), which is subject to Title I of ERISA, or a “plan” as defined in Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code; and (ii) the assets of Purchaser do not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code; and (iii)(a) Purchaser is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and assets of Purchaser do not constitute plan assets of one or more such plans; or (b) transactions by or with Purchaser are not in violation of state statutes applicable to Purchaser regulating investments of and fiduciary obligations with respect to governmental plans.
13.4.    Survival. The representations and warranties made by Purchaser in Section 13.3 (other than those made in Sections 13.3 (e) and (f) which are meant to survive indefinitely) shall survive the Closing and delivery of the Deed for a period of nine (9) months. The representations made by Seller of Section 13.1 shall survive for the time period(s) set forth in Section 15.23.
ARTICLE XIV

ESCROW PROVISIONS
14.1.    Escrow Provisions. The Deposit and any other sums (including without limitation, any interest earned thereon) which the parties agree shall be held in escrow (collectively “Escrow Funds”), shall be held by Escrow Agent, in trust and disposed of only in accordance with the following provisions:
(a)    Escrow Agent hereby agrees to hold, administer, and disburse the Escrow Funds pursuant to this Agreement. Escrow Agent shall invest such Escrow Funds in a segregated, interest-bearing money market account at JPMorgan Chase Bank. In the event any interest or other income shall be earned on such Escrow Funds, such interest or other income become a part of the Escrow Funds and will be the property of the party entitled to the Deposit pursuant to this Agreement. Purchaser’s and Seller’s Federal Identification Numbers are set forth below.
(b)    At such time as Escrow Agent receives written notice from either Purchaser or Seller, or both, setting forth the identity of the party to whom such Escrow Funds (or portions thereof) are to be disbursed and further setting forth the specific section or paragraph of the Agreement pursuant to which the disbursement of such Escrow Funds (or portions thereof) is being requested, Escrow Agent shall disburse such Escrow Funds pursuant to such notice; provided, however, that if such notice is given by either Purchaser or Seller but not both, Escrow Agent shall (i) promptly notify the other party (either Purchaser or Seller as the case may be) that Escrow Agent has received a request for disbursement, and (ii) withhold disbursement of such Escrow Funds for a period of ten (10) days after receipt of such notice of disbursement and if Escrow Agent receives written notice from either Purchaser or Seller within said ten (10) day period which notice countermands the earlier notice of disbursement, then Escrow Agent shall withhold such disbursement until both Purchaser and Seller can agree upon a disbursement of such Escrow Funds. Purchaser and Seller hereby agree to send to the other, pursuant to Section 15.6 below, a duplicate copy of any written notice sent to Escrow Agent and requesting any such disbursement or countermanding a request for disbursement.
(c)    In performing any of its duties hereunder, Escrow Agent shall not incur any liability to anyone for any damages, losses, or expenses, except for willful default or breach of trust, and it shall accordingly not incur any such liability with respect to (i) any action taken or omitted in good faith upon advice of its legal counsel given with respect to any questions relating to the duties and responsibilities of Escrow Agent under this Agreement, or (ii) any action taken or omitted in reliance upon any instrument, including any written notice or instruction provided for in this Agreement, not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.
(d)    Notwithstanding the provisions of Section 14.1 (b), in the event of a dispute between Purchaser and Seller sufficient, in the sole discretion of Escrow Agent to justify its doing so or in the event that Escrow Agent has not disbursed the Escrow Funds on or before ten (10) days after the Closing Date, Escrow Agent shall be entitled to tender into the registry or custody of any court of competent jurisdiction the Escrow Funds, together with such legal pleadings as it may deem appropriate, and thereupon be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in a federal or state court in Denver County, Colorado or, if is such courts do not have jurisdiction as to the parties or matters involved then such court as Escrow Agent shall determine to have jurisdiction thereof.
(e)    Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received the Deposit and shall hold the Escrow Funds in escrow, and shall disburse the Escrow Funds pursuant to the provisions of this Article XIV.
ARTICLE XV

GENERAL PROVISIONS
15.1.    No Agreement Lien. In no event will Purchaser have a lien against the Property by reason of any deposits made under this Agreement or expenses incurred in connection therewith and Purchaser waives any right that it might have to so lien the Property.
15.2.    Confidentiality. Either Purchaser or an Affiliated Entity (as such term is defined in Section 15.7) may have previously executed and delivered a separate Confidentiality Agreement to Seller or an affiliate of Seller, a form or the original executed copy of which is attached hereto as Exhibit J. and the provisions of the Confidentiality Agreement attached hereto as Exhibit J (whether as a form or an executed copy) are incorporated by reference as if fully set forth herein and shall benefit Seller as “Company” thereunder. The terms of such Confidentiality Agreement, whether executed as a separate document or incorporated as part of this Agreement by reference to the form attached as Exhibit J are hereby extended through the Closing or other termination of this Agreement. In furtherance of the foregoing, if Purchaser’s Affiliated Entity executed and delivered the Confidentiality Agreement to Seller or an affiliate of Seller, Purchaser hereby agrees to be bound by the terms and provisions thereof. In addition to the foregoing, the parties agree that no press release may be issued by Seller or Purchaser disclosing the price or the terms of the sale or the identity of the party not making the disclosure without the mutual consent of the parties.
15.3.    Headings. The captions and headings herein are for convenience and reference only and in no way define, describe or limit the scope, content or intent of this Agreement or in any way affect its provisions.
15.4.    Brokers. Seller and Purchaser agree that HFF, L.P. (“Broker”) was the only broker with whom the parties negotiated in connection with the sale and purchase of the Property. Seller is obligated to pay any and all brokerage commissions payable to the Broker, in accordance with a separate agreement between it and the Broker. Seller agrees to indemnify and hold Purchaser harmless from the claims of any other party claiming a commission due it by reason of an agreement with Seller. Purchaser agrees to indemnify and hold Seller harmless from the claims of any other party claiming a commission due it by reason of an agreement with Purchaser. The provisions of this Section will survive the Closing and the delivery of the Deed or termination of this Agreement.
15.5.    Modifications. This Agreement may not be modified in any respect except by an instrument in writing and duly signed by the parties hereto. The parties agree that this Agreement contains all of the terms and conditions of the understanding between the parties hereto and that there are no oral understandings whatsoever between them.
15.6.    Notices. All notices, consents, approvals, acceptances, demands, waivers and other communications (“Notice”) required or permitted hereunder must be in writing and must be sent by (i) nationally recognized overnight delivery service that provides evidence of the date of delivery, if sent by overnight courier, in which case it shall be deemed delivered one business day after deposit with such courier, (ii) facsimile transmission, in which case notice shall be deemed delivered upon receipt of confirmation of transmission and provided a copy is also delivered via email transmission, or (iii) delivered by hand delivery, in which case it shall be deemed delivered upon receipt, or (iv) electronic mail; in any case with all charges prepaid, addressed to the appropriate party at its address listed below.

To Seller:	TIAA Realty, LLC 730 Third Avenue - 4th Floor New York, NY 10017 Attention: Lynette M. Pineda Email: lpineda@tiaa-cref.org
Fax: 212-916-5582

With copies to:	TIAA-CREF 4675 MacArthur Court, Suite 1100 Newport Beach, CA 92660 Attention: William Miller, Esq.
Email: William.Miller@tiaa-cref.org
Fax: (949) 752-7842

and

Munsch Hardt Kopf & Harr, P.C.
Bank of America Center
700 Louisiana, Suite 4600
Houston, TX 77002
Attention: Mark S. Biskamp, Esq.
Email: mbiskamp@munsch.com
Fax: (713) 222-5823

To Purchaser:	Behringer Harvard Opportunity OP II LP 15601 Dallas Parkway, Suite 600 Dallas, Texas 75001 Attention: James D. Fant Email: jfant@behringerharvard.com
Fax: (214) 655-1610

With copies to:	Behringer Harvard Funds 15601 Dallas Parkway, Suite 600 Dallas, Texas 75001 Attention: Jeffrey T. Carter Email: jcarter@behringerharvard.com
Fax: (214) 655-1610

and

Haynes and Boone, LLP
2323 Victory Avenue, Suite 700
Dallas, Texas 75219
Attention: Richard K. Martin, Esq.
Email: rick.martin@haynesboone.com
Fax: (214) 200-0740

Notices given by counsel to a party in accordance with the above shall be deemed given by such party. The above addresses may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice.
15.7.    Assignment. Purchaser will not assign this Agreement or its rights hereunder without Seller’s prior written consent, which may be withheld in Seller’s sole and absolute discretion, and any attempted assignment or transfer without Seller’s consent will be null and void ab initio and of no effect. The foregoing notwithstanding, provided that Purchaser is in compliance with the conditions hereinafter set forth, Purchaser shall have the right to assign this Agreement, without Seller’s consent, provided (a) the assignment is effective on or before the Closing Date, (b) the assignment is to one Affiliated Entity (as defined below) created by Purchaser for the purpose of purchasing the Property, (c) the assignment is on the form attached hereto as Exhibit O and includes all of Purchaser’s right, title and interest in and to the Deposit, and provides for the assumption, for the benefit of Seller as a third-party beneficiary, of all of Purchaser’s obligations under this Agreement, (d) that such assignee has assumed any and all obligations and liabilities of Purchaser under this Agreement, but, notwithstanding such assumption, Purchaser shall continue to be liable hereunder, and (e) Purchaser provides Seller, at least seven (7) business days’ prior to Closing, with written notice of such assignment and executed counterparts of all documents evidencing or otherwise executed in connection with such assignment. An “Affiliated Entity” shall mean (a) an entity (i) in which the Purchaser named herein has an ownership interest of at least forty percent (40%); and (ii) over which the Purchaser named herein exercises control of day to day management; or (b) an entity controlling, controlled by or under common control with the Purchaser named herein; and the term “control” means the power to direct the management of such entity through voting rights, ownership or contractual obligations. Any assignment which fails to meet the criteria of this Section 15.7 or to which Seller has not otherwise consented shall be void and of no force or effect. Purchaser shall deliver to Seller prior to Closing, and as a condition to the effectiveness of any such assignment, such supporting evidence of the foregoing as is reasonably required by Seller.
15.8.    Further Assurances. Purchaser and Seller hereby agree to complete, execute and deliver to the appropriate governmental authorities any returns, affidavits or other instruments that may be required with respect to any transfer, gains, sales, stamps and similar taxes, if any, arising out of this transaction.
15.9.    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado.
15.10.    Offer Only. This Agreement will not constitute a binding agreement by and between the parties hereto until such time as this Agreement has been duly executed and delivered by each and the Deposit is deposited with the Escrow Agent in accordance with this Agreement.
15.11.    Counterparts. This Agreement may be executed in counterparts, each of which, when taken together shall constitute fully executed originals.
15.12.    E-mail or PDF Signatures. Signatures to this Agreement, the Site Access and Indemnification Agreement and the Confidentiality Agreement transmitted by e-mail or PDF shall be valid and effective to bind the party so signing. A copy of the electronic mail or PDF shall also be sent to the intended addressee by one of the means described in clauses (i) through (iii) of Section 15.6, in any case with all charges prepaid, addressed to the appropriate party at its address provided herein.
15.13.    Severability. If any portion of this Agreement becomes or is held to be illegal, null or void or against public policy, for any reason, the remaining portions of this Agreement will not be affected thereby and will remain in force and effect to the fullest extent permissible by law.
15.14.    No Waiver. No waiver by Purchaser or Seller of a breach of any of the terms, covenants or conditions of this Agreement by the other party will be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default by Purchaser or Seller under this Agreement will be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect a default other than as specified in such waiver. The consent or approval by Purchaser or Seller to or of any act by the other party requiring the consent or approval of the first party will not be deemed to waive or render unnecessary such party’s consent or approval to or of any subsequent similar acts by the other party.
15.15.    [Intentionally Omitted.]
15.16.    Limitation of Liability. If Purchaser becomes aware after Closing of any breach and/or violation of any of Seller’s representations and/or warranties set forth herein or of any other matter for which Seller would or could become liable to Purchaser, whether hereunder or under any Closing document, and Purchaser timely commences any action(s) to enforce any alleged breach and/or violation of any of the representations and/or warranties of Seller as set forth in this Agreement or to enforce any other claims for liability against Seller, and, notwithstanding any provision to the contrary contained herein or in any document executed by Seller pursuant hereto or in connection herewith, in no event shall Seller be liable for any special, consequential, speculative, punitive or similar damages, nor shall Seller’s liability in any such event or events exceed in the aggregate $750,000.00 (“Seller’s Maximum Liability”) and no claim by Purchaser may be made and Seller shall not be liable for any judgment in any action based upon any such claim unless and until Purchaser’s claims are for an aggregate amount in excess of $50,000.00, in which event Seller’s liability respecting any final judgment concurring such claim(s) shall be for the entire amount thereof, subject to Seller’s Maximum Liability. The amount of Seller’s Maximum Liability shall be inclusive of attorneys’ fees, and ancillary court and experts’ costs and fees. The provisions of this Section 15.16 will survive the Closing and the delivery of the Deed.
15.17.    Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
15.18.    Successors and Assigns. Subject to the limitations set forth elsewhere in this Agreement, each and all of the covenants and conditions of this Agreement will inure to the benefit of and will be binding upon the successors-in-interest, assigns, and representatives of the parties hereto. As used in the foregoing, “successors” refers to the successors to all or substantially all of the assets of parties hereto and to their successors by merger or consolidation.
15.19.    No Partnership or Joint Venture. Seller or Purchaser will not, by virtue of this Agreement, in any way or for any reason be deemed to have become a partner of the other in the conduct of its business or otherwise, or a joint venturer. In addition, by virtue of this Agreement there shall not be deemed to have occurred a merger of any joint enterprise between Purchaser and Seller.
15.20.    No Recordation. Seller and Purchaser each agrees that neither this Agreement nor any memorandum or notice hereof shall be recorded, and Purchaser further agrees (a) not to file any notice of pendency, lis pendens or other instrument (other than a judgment) against the Property or any portion thereof, and (b) to be responsible for and to indemnify Seller against all Liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred by Seller by reason of the filing by Purchaser of any such notice of pendency, lis pendens or other instrument.
15.21.    Designation Agreement. Section 6045(e) of the United States Internal Revenue Code and the regulations promulgated thereunder (herein collectively called the “Reporting Requirements”) require an information return to be made to the United States Internal Revenue Service, and a statement to be furnished to Seller, in connection with the Transaction. Escrow Agent is either (x) the person responsible for closing the Transaction (as described in the Reporting Requirements) or (y) the disbursing title or escrow company that is most significant in terms of gross proceeds disbursed in connection with the Transaction (as described in the Reporting Requirements). Accordingly:
(a)    Escrow Agent is hereby designated as the “Reporting Person” (as defined in the Reporting Requirements) for the Transaction. Escrow Agent shall perform all duties that are required by the Reporting Requirements to be performed by the Reporting Person for the Transaction.
(b)    Seller and Purchaser shall furnish to Escrow Agent, in a timely manner, any information requested by Escrow Agent and necessary for Escrow Agent to perform its duties as Reporting Person for the Transaction.
(c)    Escrow Agent hereby requests Seller to furnish to Escrow Agent Seller’s correct taxpayer identification number. Seller acknowledges that any failure by Seller to provide Escrow Agent with Seller’s correct taxpayer identification number may subject Seller to civil or criminal penalties imposed by law. Accordingly, Seller hereby certifies to Escrow Agent, under penalties of perjury, that Seller’s correct taxpayer identification number is as set forth opposite Seller’s signature to this Agreement.
(d)    Each of the parties hereto shall retain this Agreement for a period of four (4) years following the calendar year during which Closing occurs.
The provisions of this Section 15.21 will survive the Closing and the delivery of the Deed.
15.22.    Section 1031 Exchanges. Purchaser and Seller agree that, at either Purchaser’s or Seller’s sole election, this transaction may be structured as an exchange of like-kind properties under Section 1031 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and proposed regulations thereunder. The parties agree that if either wishes to make such election, it must do so by written notice to the other party at least five (5) business days prior to the Closing Date. If either so elects, the other shall reasonably cooperate, provided any such exchange is consummated pursuant to an agreement that is mutually acceptable to Purchaser and Seller and which shall be executed and delivered on or before the Closing Date. The electing party shall in all events be responsible for all costs and expenses related to the Section 1031 exchange and shall fully indemnify, defend and hold the other harmless from and against any and all liability, claim, damages, expenses (including reasonable attorneys’ fees, expenses and disbursements), proceedings and causes of action of any kind or nature whatsoever arising out of, connected with or in any manner related to such 1031 exchange that would not have been incurred by the non-electing party if the transaction were a purchase for cash. In no event shall any party be required to take record title to any property other than the Property in connection with such transaction.
15.23.    Survival. Seller’s covenants, agreements, indemnities, warranties and representations contained in this Agreement and in any document executed by Seller pursuant to this Agreement (except for those set forth in Sections 13.1(d), 13.1(i), 15.16, 15.21 and this Section 15.23 which are meant to survive indefinitely) shall survive Purchaser’s purchase of the Property only for a period commencing on the Closing Date and ending nine (9) months after the Closing Date or, if another period of time is specified, such other period of time (as applicable, the “Survival Period”). It is expressly agreed that any action, suit or proceeding with respect to the truth, accuracy or completeness of all representations and warranties in this Agreement or the breach of any covenant or agreement in this Agreement or in any closing document, shall be commenced, if at all, on or before the end of the Survival Period and, if not commenced on or before such date, thereafter will be void and of no force or effect. The provisions of this Section 15.23 will survive the Closing and the delivery of the Deed and/or termination of this Agreement. Purchaser shall provide written notice to Seller prior to the expiration of the Survival Period of any alleged breach of such covenants, indemnities, warranties or representations and shall allow Seller thirty (30) days within which to cure such breach, or, if such breach cannot reasonably be cured within thirty (30) days, an additional reasonable period of time so long as a cure has been commenced and is being diligently pursued. If Seller fails to cure such breach after written notice and within such cure period, Purchaser’s sole remedy shall be an action at law for actual damages as a consequences thereof, which must be commenced, if at all, within the Survival Period; provided, however, that if within the Survival Period Purchaser gives Seller written notice of such a breach and Seller notifies Purchaser of Seller’s commencement of a cure, commences to cure and thereafter terminates such cure effort, Purchaser shall have an additional thirty (30) days from the date of such termination within which to commence an action at law for damages as a consequence of Seller’s failure to cure. The Survival Period referred to herein shall apply to known as well as unknown breaches of such covenants, indemnities, warranties or representations. Purchaser’s waiver(s) and release(s) set forth in Sections 1.6, and 1.7 shall apply fully to liabilities under such covenants, indemnities, representations and warranties and is hereby incorporated by this reference. Purchaser specifically acknowledges that such termination of liability represents a material element of the consideration to Seller. The limitation as to Seller’s liability in this Section 15.23 does not apply to Seller’s liability with respect to prorations and adjustments under Article XI or the obligation to pay the commission to the Broker.
Notwithstanding any contrary provision of this Agreement, if Seller becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of its representations or warranties untrue, Seller shall promptly disclose such matters to Purchaser in writing. In the event that Seller so discloses any matters which make any Seller’s representations and warranties untrue in any material respect or in the event that Purchaser otherwise becomes aware during the pendency of this Agreement prior to Closing of any matters which make any of Seller’s representations or warranties untrue in any material respect, Seller shall bear no liability for such matters (provided that such untruth is not the result of Seller’s breach of any express covenant set forth in this Agreement), but Purchaser shall have the right to elect in writing on or before the Closing Date, (i) to waive such matters and complete the purchase of the Property without reduction of the Purchase Price in accordance with the terms of this Agreement, or (ii) as to any matters disclosed following the expiration of the Due Diligence Period, to terminate this Agreement whereupon the Deposit shall be returned by Escrow Agent to Purchaser.
15.24.    Special District Disclosure. By executing this Agreement, Purchaser acknowledges that Seller has made the following disclosure.
SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASERS SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES.

[Remainder of page intentionally left blank; signature page(s) to follow]
IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, as of the Effective Date.
SELLER:

TIAA REALTY, LLC,
a Delaware limited liability company

Federal Tax Identification     By:
No. 11-3519531    Name:
    Title:

PURCHASER’S SIGNATURE ON SEPARATE PAGE

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto, as of the Effective Date.
PURCHASER:

BEHRINGER HARVARD OPPORTUNITY OP II LP,
a Delaware limited partnership

Federal Tax Identification     By: /s/ MICHAEL J. O'HANLON
No. 20-8235050    Name: Michael J. O'Hanlon
    Title: Chief Executive Officer

SELLER’S SIGNATURE ON SEPARATE PAGE

S-2

AGREEMENT OF ESCROW AGENT
The undersigned has executed this Agreement solely to confirm its agreement to (a) hold the Escrow Funds in escrow in accordance with the provisions hereof and (b) comply with the provisions of Article XIV and Section 15.21.
FIDELITY NATIONAL TITLE INSURANCE COMPANY
By: ________________________________
Name: ______________________________
Title: _______________________________

S-3

SCHEDULE AND EXHIBITS
Schedule 1    Rules of Construction
Exhibit A    Legal Description
Exhibit B    Schedule of Existing Tenants
Exhibit B-1    Schedule of Security Deposits
Exhibit C    List of Service Agreements
Exhibit D    Special Warranty Deed
Exhibit E    Assignment and Assumption Agreement
Exhibit F    FIRPTA Certificate
Exhibit G    Bill of Sale
Exhibit H    Intentionally Omitted
Exhibit I    Tenant Estoppel Certificate
Exhibit J    Confidentiality Agreement
Exhibit K    Site Access and Indemnification Agreement
Exhibit L    Tenant Notice Letter
Exhibit M    Intentionally Omitted
Exhibit N    Intentionally Omitted
Exhibit O    Assignment of Purchase and Sale Agreement
Schedule 6.1(g)        Additional Property Documents
Schedule 10.5            Credits
Schedule 13.1(j)        Pending Litigation

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SCHEDULE 1
RULES OF CONSTRUCTION
(a)    References in this Agreement to numbered Articles and Sections are references to the Articles and Sections of this Agreement. References to any numbered or lettered Exhibits or Schedules are references to the Exhibits or Schedules attached to this Agreement, all of which are incorporated in and constitute a part of this Agreement. Article, Section, Exhibit and Schedule captions are for reference only and do not describe or limit the substance, scope or intent of the individual Articles, Sections, Exhibits or Schedules.
(b)    The terms “include”, “including” and similar terms are construed as if followed by the phrase “without limitation” unless such words or the words “but not limited to” already immediately follow.
(c)    The terms “Land”, “Improvements”, “Fixtures and Personal Property” and “Property” are construed as if followed by the phrase “or any part thereof”.
(d)    The singular of any word includes the plural and the plural includes the singular. The use of any gender includes all genders.
(e)    The terms “person”, “party” and “entity” include natural persons, firms, partnerships, limited liability companies and partnerships, corporations and any other public or private legal entity.
(f)    The term “provisions” includes terms, covenants, conditions, agreements and requirements.
(g)    The term “amend” includes modify, supplement, renew, extend, replace or substitute and the term “amendment” includes modification, supplement, renewal, extension, replacement and substitution.
(h)    Reference to any specific law or to any document or agreement, includes any future amendments, modifications, supplements and replacements to the law, document or agreement, as the case may be.
(i)    No inference or construction or construction in favor of or against a party may be drawn from the fact that the party drafted this Agreement, but shall be construed as if both parties prepared this Agreement.
(j)    All obligations, rights, remedies and waivers contained in this Agreement will be construed as being limited only to the extent required to be enforceable under the Law.
(k)    The term “business day” means any day other than Saturday or Sunday or legal holiday in the State of New York or the State or Commonwealth where the Property is located.

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Property #
Property Address

2

EXHIBIT A

LEGAL DESCRIPTION
A TRACT OF LAND IN THE NORTH HALF OF SECTION 9, TOWNSHIP 5 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE CENTER OF SAID SECTION 9 FROM WHENCE THE WEST QUARTER CORNER OF SAID SECTION 9 BEARS SOUTH 89 DEGREES 59 MINUTES 06 SECONDS WEST A DISTANCE OF 2656.05 FEET;
THENCE NORTH 70 DEGREES 38 MINUTES 43 SECONDS WEST A DISTANCE OF 776.10 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF TUFTS AVENUE PARKWAY AND SAID POINT BEING THE POINT OF BEGINNING;
THENCE LEAVING SAID NORTHERLY RIGHT-OF-WAY LINE OF TUFTS AVENUE PARKWAY ALONG A NON-TANGENT CURVE TO THE RIGHT HAVING A CHORD BEARING SOUTH 80 DEGREES 33 MINUTES 18 SECONDS WEST A DISTANCE OF 132.29 FEET, A CENTRAL ANGLE OF 81 DEGREES 20 MINUTES 22 SECONDS AND A RADIUS OF 101.50 FEET, A DISTANCE OF 144.09 FEET TO A POINT ON THE NORTHERLY RIGHT-OF-WAY LINE OF SOUTH ULSTER STREET PARKWAY;
THENCE NORTH 05 DEGREES 36 MINUTES 05 SECONDS WEST LEAVING SAID RIGHT-OF WAY LINE A DISTANCE OF 234.99 FEET;
THENCE SOUTH 84 DEGREES 23 MINUTES 22 SECONDS WEST A DISTANCE OF 55.92 FEET;
THENCE NORTH 05 DEGREES 36 MINUTES 05 SECONDS WEST A DISTANCE OF 188.83 FEET;
THENCE SOUTH 84 DEGREES 23 MINUTES 22 SECONDS WEST A DISTANCE OF 43.45 FEET;
THENCE NORTH 05 DEGREES 36 MINUTES 05 SECONDS WEST A DISTANCE OF 335.00 FEET TO A POINT ON THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE 225 AS DESCRIBED IN BOOK 1001 AT PAGE 252;
THENCE NORTH 84 DEGREES 23 MINUTES 22 SECONDS EAST ALONG THE SOUTHERLY RIGHT-OF-WAY LINE OF INTERSTATE 225 A DISTANCE OF 328.00 FEET;
THENCE SOUTH 05 DEGREES 36 MINUTES 05 SECONDS EAST LEAVING SAID RIGHT-OF-WAY LINE OF INTERSTATE 225 A DISTANCE OF 269.80 FEET;
THENCE SOUTH 35 DEGREES 52 MINUTES 45 SECONDS EAST A DISTANCE OF 325.07 FEET TO A POINT OF NON-RADIAL CURVATURE ON THE NORTHERLY RIGHT-OF-WAY LINE OF TUFTS AVENUE PARKWAY;
THENCE ALONG SAID NORTHERLY RIGHT-OF-WAY LINE OF TUFTS AVENUE PARKWAY ALONG THE ARC OF A CURVE TO THE LEFT HAVING A CHORD BEARING SOUTH 46 DEGREES 57 MINUTES 42 SECONDS WEST A DISTANCE OF 328.12 FEET, A CENTRAL ANGLE OF 14 DEGREES 09 MINUTES 10 SECONDS, A RADIUS OF 1331.74 FEET, A DISTANCE OF 328.96 FEET TO A POINT OF REVERSE CURVATURE, BEING THE POINT OF BEGINNING,

CITY AND COUNTY OF DENVER,
STATE OF COLORADO

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EXHIBIT B

SCHEDULE OF EXISTING TENANTS

Tenant Name	Original Lease Date	Amendment #	Amendment Date
Data Relief	5/22/2012
Denver Lending	7/12/2012	1	3/18/2013
United Advertising	3/12/2004	1	9/1/2009
		2	6/25/2011
EKS&H	2/18/1994	1	5/5/1994
		2	9/9/1996
		3	10/31/1997
		4	4/17/2000
		5	6/21/2000
		6	11/7/2003
		7	7/28/2004
		8	11/29/2004
		9	6/20/2005
		10	1/23/2006
		11	3/26/2007
		12	10/5/2007
		13	5/9/2008
		14	11/30/2010
		15	1/9/2011
		16	9/12/2012
		17	4/29/2013
Perella Weinberg	11/22/2010	1	3/29/2013
		2	7/12/2013
Ameriprise Holdings	10/23/1991	1	4/15/1993
		2	6/23/1997
		3	3/xx/1998
		4	3/25/2002
		5	10/26/2004
		6	4/27/2011
Alfred Bensch	Nov-12
Investment Management	5/14/2003	1	3/26/2008

1

Robert Bastiaans	11/20/2001	1	3/15/2007
		2	4/23/2012
		3	7/18/2013
Northstar Bank	8/26/2013
Principal Life Insurance Company	6/29/2004	1	11/11/2004
		2	12/1/2004
		3	5/2/2006
		4	6/15/2010
		5	6/15/2010
Maestas Billingslea	5/20/2005	1	8/15/2005
		2	6/30/2010
		3	10/xx/2010
Batmann Analytics	8/2/2011
GASCO	3/27/2012
Alta Colleges	Mar-09	1	1/22/2010
Riggs Abney	3/26/2004	1	6/1/2004
Nationwide	2/25/2003	1	4/1/2005
		2	9/1/2005
		3	2/23/2006
		4	11/20/2006
		5	11/24/2009
		6	5/28/2010
Safety Management	10/8/2012

Jeff Corwin	10/25/2004	1	10/24/2006
		2	March-09
		3	4/12/2012
Trangen	11/19/2002	1	12/1/2006
MFS	9/1/2002
Time Warner	6/1/2004
Comcast	2012
Cbeyond	2013

EXHIBIT B-1

SCHEDULE OF SECURITY DEPOSITS

Tenant Name	Amount of Deposit	Deposit Amount Per Lease if different than the amount we hold (Note 1)
Data Relief	$1,821.75
Denver Lending	$1,350.00
Perella Weinberg	$23,161.88
Alfred Benesch	$17,705.63
Investment Management	$3,460.00
Robert Bastiaans	$2,900.00
Maestas Billingslea	$5,364.83
Batmann Analytics	$19,912.25
Gasco	$20,943.75
Alta Colleges	$32,338.50
Safety Management	$1,967.00
Trangen	$500.00
	$131,425.59

Letters of Credit
Tenant	Amount	Date of Expiration
None

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EXHIBIT C

LIST OF SERVICE AGREEMENTS

Vendor Name	Service Provided	Contract Date	Cancellation / Termination Provision
Thyssen Krupp	Elevator service contract	1/1/2010	30-days
MasterKlean	Janitorial Service	9/17/2012	30-days
Bob Popp	Window Cleaning	3/26/2012	30-days
Martinson	Snow Removal	10/2/2013	30-days
Plantek	Interior Plant Maint	9/1/2011	30-days
Summit Laboratories	Water Treatment	4/22/2013	30-days
Advantage Security	Guard Service	8/1/2011	30-days
FAS	Fire Protection Testing and Alarm Monitoring	1/2/2012	30-days
Chiller Systems Service	HVAC Maintenance and PM	10/28/2011	30-days
Waste Management	Trash Removal and Recycling	4/22/2011	30-days
Presto-X	Pest Control	1/1/2012	30-days
Forethought	Telephone Lines	10/17/2012	30-days

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EXHIBIT D

SPECIAL WARRANTY DEED
RECORDING REQUESTED BY AND
WHEN RECORDED MAIL TO:

    SPACE ABOVE THIS LINE FOR RECORDER’S USE
SPECIAL WARRANTY DEED
FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, TIAA REALTY, LLC, a Delaware limited liability company (formerly known as TIAA Realty, Inc., a Delaware corporation) (“Grantor”), whose address is 730 Third Avenue, New York, NY 10017, hereby sells and conveys to ___________________________, a _________________, whose address is ____________________, the real property in the County of _____________, State of Colorado, that is described on Exhibit “A” attached hereto and incorporated herein for all purposes (the “Land”), with all buildings, fixtures and other improvements located on the Land; any and all hereditaments, easements, appendages, ways, privileges and appurtenances, if any, belonging to or inuring to the benefit of Grantor or the Land or pertaining to the Land; any strips or gores adjoining or adjacent to the Land; and any land lying in the bed of any street, road, avenue, way or boulevard, opened or proposed, in front of or adjoining the Land. Grantor warrants the title against all persons claiming under Grantor, subject to the matters described in Exhibit “B” attached hereto and incorporated herein for all purposes.
Address of Property:
_______________________________________________.

1

IN WITNESS WHEREOF, Grantor has executed this Special Warranty Deed to be effective as of this _____ day of __________, 2013.
GRANTOR:

TIAA REALTY, LLC,
a Delaware limited liability company

By:
Name:
Title:

ACKNOWLEDGMENT
STATE OF NEW YORK    )
) ss.
COUNTY OF NEW YORK    )
The foregoing instrument was acknowledged before me this ________ day of ___________, 2013, by _________________________ as _________________________ of TIAA Realty, LLC, a Delaware limited liability company, on behalf of said limited liability company.
Witness my hand and official seal.
My commission expires:

Notary Public

EXHIBIT A
LEGAL DESCRIPTION

1

EXHIBIT B
PERMITTED EXCEPTIONS

1.	Non-delinquent real property taxes, water and sewer charges and all assessments (governmental and private) and unpaid installments thereof which are not yet due and payable.

2.	Such state of facts as may be shown by inspection of the Property.

3.	Rights of tenants, as tenants only, of the Property under the terms and conditions of all leases affecting the Property.

4.	[Insert additional Permitted Exceptions].

1

EXHIBIT E

ASSIGNMENT AND ASSUMPTION AGREEMENT
THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) is entered as of this ____ day of _____, 20__ by and between ___________________________________ __________________________________, a ________ corporation with its offices at 730 Third Avenue, New York, New York 10017 (“Assignor”) and __________________________, a __________ company whose mailing address is ______________________________________ ___________________________ (“Assignee”).
WHEREAS, in accordance with that certain Purchase and Sale Agreement (“Agreement”) dated as of _________________, 20__, between Assignor, as Seller, and Assignee, as Purchaser, Assignor has agreed to convey to Assignee that certain Property located at ____________________________________________________________________________, as more particularly described on Exhibit A to the Agreement (capitalized terms used in this Assignment and not specifically defined herein will have the meanings ascribed to them in the Agreement); and
WHEREAS, Assignor desires to assign its interests in and Assignee desires to accept the assignment of Assignor’s interest in the Leases and Service Agreements and various tangible and intangible property affecting the Property, on the terms and conditions provided herein including Assignee’s assumption of Assignor’s obligations under the Leases and Service Agreements; and
NOW, THEREFORE, IN CONSIDERATION of the purchase of the Property by Assignee from Assignor, and for $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Assignment of Leases.
Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest in and to the Leases described on Exhibit B attached hereto and made a part hereof including any security deposits thereunder held by Assignor and any lease guaranties pertaining to the Leases.
Assignee hereby accepts the assignment of all of Assignor’s right, title and interest in and to the Leases, and assumes all the obligations of Assignor under and arising out of the Leases which are applicable to the period from and after the date hereof and of the obligations of Assignor respecting the security deposits turned over to Assignee and Assignee will hold Assignor harmless and free from any liability with reference to the security deposits to the extent same are received by or credited to Assignee.

1

2.    Assignment of Service Agreements.
Assignor hereby assigns and transfers to Assignee as of the date hereof all of Assignor’s right, title and interest in and to the Service Agreements with the service providers described on Exhibit C attached hereto and made a part thereof.
Assignee hereby accepts the assignment of all of Assignor’s right, title and interest in and to said Service Agreements, and assumes all the obligations of Assignor under and arising out of the Service Agreements which are applicable to the period from and after the date hereof.
3.    Non-recourse to Assignor.
The assignments and transfers of Assignor made pursuant to this Agreement and Assignee’s acceptance of the same are without any representation (other than the representation of due execution set forth in paragraph 5 hereof) or warranty by Assignor and without any right of recourse against Assignor.
4.    Successors and Assigns.
All of the covenants, terms and conditions set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.
5.    Authority.
Assignor and Assignee covenant and represent to each other that they have the power and authority to enter into this Agreement and that the persons duly executing this Agreement on behalf of Assignor and Assignee, respectively, have the requisite power and authority to do so.
6.    Counterparts.
This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.
ASSIGNOR:

By:
Name:
Title:
[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

ASSIGNEE:

2

By:
Name:
Title:

3

Exhibit 10.1
EXHIBIT F
FIRPTA CERTIFICATE
CERTIFICATE REGARDING FOREIGN INVESTMENT
IN REAL PROPERTY TAX ACT
(ENTITY TRANSFEROR)
Section 1445 of the Internal Revenue Code provides that a transferee (purchaser) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. For U.S. tax purposes (including section 1445), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity. To inform the transferee (purchaser) that withholding of tax is not required upon the disposition of a U.S. real property interest by TIAA REALTY, LLC, a Delaware limited liability company (“Transferor”) the undersigned hereby certifies, in the capacity stated below, but not in his or her individual capacity, the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
2.    Transferor is not a disregarded entity as defined in Section 1.1445-2(b)(2)(iii);
3.    Transferor’s Federal Employer Identification Number is 11-3519531.
4.    Transferor’s office address is:
730 Third Avenue
New York, New York 10017
5.    The address or description of the property which is the subject matter of the disposition is:
Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.
Transferor declares that it has examined this certification and to the best of its knowledge and belief, it is true, correct and complete, and further declares that the individual executing this certification on behalf of Transferor has full authority to do so.
[SIGNATURES COMMENCE ON FOLLOWING PAGE]

1

DATED: _____________, 2013

By:
Name:
Title:

2

EXHIBIT G

BILL OF SALE
THIS BILL OF SALE (“Bill of Sale”) is made this ____ day of _________, 2013 by ___________________________________________________________________________, a ________________ corporation, (“Seller”), in favor of ______________________________, (“Purchaser”).
W I T N E S S E T H:
WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement dated as of __________, 20__ (the “Agreement”). Any term with its initial letter capitalized and not otherwise defined herein shall have the meaning set forth in the Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller does hereby absolutely and unconditionally give, grant, bargain, sell, transfer, set over, assign, convey, release, confirm and deliver to Purchaser all of Seller’s right, title and interest in and to the Fixtures and Personal Property without representation or warranty of any kind whatsoever except as set forth in and subject to the terms of the Agreement.
WITH RESPECT TO ALL MATTERS TRANSFERRED, WHETHER TANGIBLE OR INTANGIBLE, PERSONAL OR REAL, SELLER EXPRESSLY DISCLAIMS A WARRANTY OF MERCHANTABILITY AND WARRANTY FOR FITNESS FOR A PARTICULAR USE OR ANY OTHER WARRANTY EXPRESSED OR IMPLIED THAT MAY ARISE BY OPERATION OF LAW OR UNDER THE UNIFORM COMMERCIAL CODE FOR THE STATE IN WHICH THE PROPERTY IS LOCATED (OR ANY OTHER STATE).
This Bill of Sale shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, heirs and legatees of Purchaser and Seller.
This Bill of Sale shall be governed by, interpreted under, and construed and enforceable in accordance with, the laws of the State of ___________.
SELLER:

By:
Name:
Title:

1

EXHIBIT H

INTENTIONALLY OMITTED

1

EXHIBIT I

TENANT ESTOPPEL CERTIFICATE
TO:    TIAA Realty, LLC     (“Landlord”)
730 Third Avenue - 4th Floor
New York, NY 10017
Attention: Lynette M. Pineda
and
Behringer Harvard Opportunity OP II LP     (“Purchaser”)
15601 Dallas Parkway, Suite 600
Dallas, TX 75001
Attention: James D. Fant
Re:    Property Address:
Lease Date:    _____________
Between ________________________________________, Landlord and ____________________________________, Tenant
Square Footage Leased: _______________________

Suite No.	____________
Floor:        ____________
The undersigned tenant (“Tenant”) hereby certifies to Purchaser and Landlord as follows:
1.    The above-described Lease has not been canceled, modified, assigned, extended or amended except __________________________________.
2.    Rent has been paid to the first day of the current month and all additional rent has been paid and collected in a current manner. There is no prepaid rent except $__________, and the amount of the security deposit is $____________.
3.    Rent is currently payable in the amount of $ ____________ monthly exclusive of Tenant’s share of taxes and operating expenses.
4.    The Lease terminates on ___________, 20__ subject to any renewal option(s) set forth in the Lease.
5.    All work to be performed for Tenant under the Lease has been performed as required and has been accepted by Tenant, except _________________________________ ______________________________________________________________.
6.    The Lease is: (a) in full force and effect; (b) to Tenant’s actual knowledge, free from default; and (c) to Tenant’s actual knowledge, Tenant has no claims against the Landlord or offsets against rent.

1

7.    The base year for operating expenses and real estate taxes, as defined in the said Lease is _______________________.
8.    The undersigned has no right or option pursuant to the said Lease or otherwise to purchase all or any part of the leased premises or the building of which the leased premises are a part.
9.    There are no other agreements written or oral between the undersigned and the Landlord with respect to the Lease and/or the leased premises and building.
10.    The statements contained herein may be relied upon by the Landlord and by any prospective purchaser of the property of which the premises is a part and its mortgage lender.
If a blank in this document is not filled in, the blank will be deemed to read “none”.
If Tenant is a corporation or other entity, the undersigned signatory is duly appointed officer or other signatory and has the authority to bind the Tenant.
Dated this _____ day of _______, 2013.
Tenant:
By:
Name:
Title:

2

EXHIBIT J

CONFIDENTIALITY AGREEMENT

[See attached]

EXHIBIT K

SITE ACCESS AND INDEMNIFICATION AGREEMENT

[See attached]

1

EXHIBIT L

TENANT NOTICE LETTER

______________, 2013
HAND DELIVERED
TO:    All Tenants at ___________________________ (the “Property”)

RE:	_______________________ Notification Regarding Change of Ownership
This letter is to notify you as a Tenant at the referenced Property, that the Property has been sold by TIAA REALTY, LLC, a Delaware limited liability company (formerly known as TIAA Realty, Inc., a Delaware corporation) (“Seller”), to _______________________ (“Purchaser”). As of the date hereof, your Lease has been assigned by Seller to Purchaser. From the date of this letter, any and all unpaid rent as well as all future rent, or any other amounts due under the terms of your Lease, shall be directed as follows:
_________________________

_________________________

_________________________

_________________________
As part of the sale, all refundable tenant deposits, if any, actually held by Seller with respect to the Property have been transferred to, and Seller’s obligations with respect to such deposits have been assumed by, Purchaser as of the date of this letter. Any and all payments of rent (or other sums due under your Lease) hereafter paid to any party other than Purchaser shall not relieve you of the obligation of making said payment to Purchaser.
Purchaser:    _____________________________________
        _____________________________________
By:    _________________________
Name:____________________

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Title:_____________________

Seller:        _____________________________________
        _____________________________________
By:    _________________________
Name:____________________

Title:_____________________

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EXHIBIT M

Intentionally Omitted

1

EXHIBIT N

Intentionally Omitted

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EXHIBIT O

ASSIGNMENT OF PURCHASE AND SALE AGREEMENT
THIS ASSIGNMENT OF PURCHASE AND SALE AGREEMENT (this “Assignment”), is executed as of the ______ day of _________, 2013, by and among ____________________, a ____________________ (“Assignor”), and ____________________________, a _______________________ (“Assignee”) (Assignor and Assignee are sometimes referred to herein, collectively, as the “Parties”). All initially capitalized terms used herein which are not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as such term is defined below).
RECITALS:
WHEREAS, Assignor and TIAA Realty, LLC, a Delaware limited liability company (“Seller”) have entered into that certain Purchase and Sale Agreement dated as of _____________________, 2013 (“Purchase Agreement”), for the sale of the property described in the Purchase Agreement (“Property”).
WHEREAS, the Parties desire to enter into this Assignment to, among other things, evidence Assignor’s assignment of its right, title and interest in the Purchase Agreement to Assignee and to evidence Assignee’s assumption of Assignor’s obligations and liabilities under the Purchase Agreement.
AGREEMENTS:
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
1.    Assignment of Purchase Agreement. Assignor hereby assigns and transfers to Assignee all of Assignor’s right, title, claim and interest in and to the Purchase Agreement, the Property, and all sums paid or deposited into escrow or to Seller by Assignor in connection with the Purchase Agreement.
2.    Assumption. Assignee hereby acknowledges and agrees to all of the terms of the Purchase Agreement and accepts the foregoing assignment and assumes any and all obligations and liabilities of Assignor under the Purchase Agreement, in accordance with the terms thereof.
3.    No Release. The assignment and assumption set forth in Sections 1 and 2 of this Assignment shall not release Assignor from the obligation of Assignor or Assignee to perform in accordance with the terms of the Purchase Agreement. Assignor acknowledges that, notwithstanding such assignment and assumption, Assignor shall remain primarily obligated under the Purchase Agreement, and Assignor and Assignee shall be co-obligors under the Purchase Agreement with joint and several liability for the performance of all obligations of Assignor set forth thereunder, including, without limitation, the indemnification obligations of Assignor set forth in the Purchase Agreement.

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4.    Representations and Warranties. Assignor and Assignee hereby represent and warrant to Seller that Assignee is an Affiliated Entity of Assignor and that each and every representation and warranty made by Assignor in the Purchase Agreement is true and correct with respect to Assignee as of the date of the Purchase Agreement and the Closing Date and such representations and warranties apply fully to this Assignment and shall survive the Deed.
5.    Ratification of Purchase Agreement. Except as expressly modified under this Assignment, the Parties hereby ratify and affirm the terms and provisions of the Purchase Agreement in their entirety.
6.    Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York.
7.    Third Party Beneficiary. Assignor and Assignee acknowledge and agree that Seller is and is hereby made a third party beneficiary of this Assignment.
8.    Counterparts. This Assignment may be executed in counterparts, each of which, when taken together, shall constitute fully executed originals of this Assignment. To facilitate execution of this Assignment, the parties may exchange by electronic mail (e-mail), or portable document format (pdf) counterparts of the signature page, which shall be effective as original signature pages for all purposes. A copy of the electronic mail or PDF shall also be sent to the intended addressee by (i) personal delivery, (ii) certified mail, return receipt requested, (iii) for next day delivery by nationally recognized overnight delivery service that provides evidence of the date of delivery, in any case with all charges prepaid, addressed to the appropriate party at its address listed above. Delivery of the execution original to the Assignment or any e-mail signature or PDF thereof may be given on behalf of a party by the attorney of such party.
[Signature Page Follows]

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ASSIGNOR:
____________________________________
By:
Name:
Title:
ASSIGNEE:
____________________________________
By:
Name:
Title:

Schedule 6.1(g)

Additional Property Documents

Floor Plans, as leased
BUILDING SYSTEMS/OPERATIONS
Elevator – One and five year inspection reports
FINANCIAL/BUDGETING INFO
Capital Improvements, historical/projected, 3 years

Operating Expense Reconciliations in detail for the previous two years
Stacking Plan
Service contracts for the current year and prior year (include website maintenance contract if one exists)
Property tax and personal property tax statements for the current year & prior year
Utilities, prior year and current year invoices

Certificates of Occupancy
Occupancy/Vacancy History, 5 previous years
Retail tenants, sales data and percentage rent billings (for major tenants)

Insurance Certificate - Seller
Insurance Claims History (Prior 5 years)
Personal Property Inventory including Office Equipment to remain on site
Photos of the Building

Schedule 10.5

Credits

Outstanding Tenant Improvements
Tenant Name	Remaining TI Allowance	TI Allowance per Lease	% Work Complete	Unused TI Expiration	Contract Fixed-Price or Turnkey?
None

Outstanding Leasing Commissions
Tenant Name	Remaining LC to be paid	Paid To
None

Outstanding Capital Work
Project Name	Total Amount of Contract	Remaining Balance to Pay ($)	Percent complete	Provide copy of contracts
None

Free Rent Schedule
Tenant Name	Free Rent Amount per Month	Free Rent Total*	For Period
Perella	$11,914.00	$0.00	10/1/13 to 12/31/13
Northstar	$8,956.58	$13,997.76	11/15/13 to 3/14/14

*Assuming a 1/23/2014 closing date.

Schedule 13.1(j)

Litigation Pending or Threatened in Writing

None.

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